                                                                    EXHIBIT 10.7


                                $200,000,000.00


                                     FIFTH

                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


                         Dated as of December 27, 1996

                                     among

                             STANDARD PACIFIC CORP.
                                as the Company,


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                      and

               SEVERAL FINANCIAL INSTITUTIONS FROM TIME TO TIME,
                                 as the Banks,

                                      and

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                  as the Agent

                               TABLE OF CONTENTS
                               -----------------

                                                                                                      Page
                                                                                                      ----
I.  RECITALS........................................................................................    1

II.  AGREEMENT......................................................................................    3

ARTICLE 1:  DEFINITIONS AND ACCOUNTING TERMS........................................................    3
            1.1   Defined Terms.....................................................................    3
            1.2   Use of Defined Terms..............................................................   19
            1.3   Accounting Terms..................................................................   19
            1.4   Exhibits..........................................................................   19

ARTICLE 2:  RECITALS................................................................................   19

ARTICLE 3:  BORROWING PROCEDURES AND LETTER OF CREDIT SUBLIMIT......................................   20
            3.1   Disbursement of Loan Proceeds.....................................................   20
            3.2   Reference Rate Borrowings.........................................................   23
            3.3   IBOR Borrowing....................................................................   23
            3.4   Redesignation of Borrowings.......................................................   24
            3.5   Calculation of Borrowing Base.....................................................   25
            3.6   Borrowing Base....................................................................   28
            3.7   Payments by the Banks to the Agent................................................   28
            3.8   Sharing of Payments, Etc..........................................................   28
            3.9   Letter of Credit Sublimit.........................................................   29

                  3.9.1   Amount and Terms of the Credit............................................   29
                  3.9.2   Standby Letters of Credit.................................................   29
                  3.9.3   Request for Credit........................................................   31
                  3.9.4   Issuance Fees.............................................................   31
                  3.9.5   Conditions Precedent to Issuance of Letters of Credit.....................   31
                  3.9.6   Subsidiary Letters of Credit..............................................   32
            3.10  Term Loan Conversion Option.......................................................   33

ARTICLE 4:  PAYMENTS AND FEES.......................................................................   35
            4.1   Principal and Interest............................................................   35
            4.2   Unused Fee........................................................................   38
            4.3   Commitment Fee....................................................................   38
            4.4   Late Payments.....................................................................   38

            4.5   Taxes.............................................................................   39
            4.6   Illegality........................................................................   39
            4.7   Increased Costs and Reduction of Return...........................................   40
            4.8   Funding Losses....................................................................   40
            4.9   Inability to Determine Rates......................................................   41
            4.10  Reserves on IBOR Rate Loans.......................................................   41
            4.11  Certificates of Banks.............................................................   42
            4.12  Substitution of Banks.............................................................   42
            4.13  Survival..........................................................................   42
            4.14  Manner and Treatment of Payments..................................................   42
            4.15  Change in Capital Requirements; Additional Costs..................................   43
            4.16  Mandatory Prepayment..............................................................   43
            4.17  Agency Fee And Other Consideration Payable To Agent...............................   43
            4.18  Maturity Date Extension Option....................................................   44

ARTICLE 5:  SECURITY................................................................................   45
            5.1   Unsecured Credit..................................................................   45

ARTICLE 6:  CONDITIONS..............................................................................   45
            6.1   Conditions to Disbursement of First Borrowings....................................   45
            6.2   Conditions for Subsequent Borrowings or for a Redesignation of Borrowings.........   46
            6.3   Any Borrowing.....................................................................   46

ARTICLE 7:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................   46
            7.1   Incorporation, Qualification, Powers and Capital Stock............................   46
            7.2   Execution, Delivery and Performance of Loan Documents.............................   47
            7.3   Compliance with Laws and Other Requirements.......................................   48
            7.4   Subsidiaries......................................................................   48
            7.5   Affiliated Partnerships...........................................................   49
            7.6   Financial Statements of the Company and the Subsidiaries..........................   49
            7.7   No Material Adverse Change........................................................   50
            7.8   Tax Liability.....................................................................   50
            7.9   Litigation........................................................................   50
            7.10  Pension Plan......................................................................   50
            7.11  Regulations U and X; Investment Company Act.......................................   50
            7.12  No Default........................................................................   51
            7.13  Borrowing Base....................................................................   51
            7.14  Borrowing Base Components.........................................................   51

ARTICLE 8:  COVENANTS OF THE COMPANY................................................................   51
            8.1   Consolidated Tangible Net Worth...................................................   51
            8.2   Leverage Covenants................................................................   52
            8.3   Payment of Taxes and Other Potential Liens........................................   52
            8.4   Preservation of Existence.........................................................   52
            8.5   Maintenance of Properties.........................................................   53
            8.6   Maintenance of Insurance..........................................................   53
            8.7   Mergers...........................................................................   53
            8.8   Books and Records.................................................................   53
            8.9   Inspection Rights.................................................................   54
            8.10  Reporting Requirements............................................................   54
            8.11  Liens.............................................................................   57
            8.12  Prepayment of Indebtedness........................................................   58
            8.13  Bank Approval of Joint Ventures...................................................   58
            8.14  Compliance with Laws and Other Requirements.......................................   58
            8.15  Change in Nature of Business......................................................   59
            8.16  Pension Plan......................................................................   59
            8.17  Dividends and Subordinated Debt...................................................   59
            8.18  Disposition of Properties.........................................................   60
            8.19  Limitation on New Operating Subsidiaries or  Affiliated Partnerships..............   60
            8.20  Operating Subsidiaries of Panel Concepts, Inc.....................................   60
            8.21  Maintenance of General Liability, Workers Compensation and Subsidence Insurance...   60
            8.22  Transfers to Saddleback Inns of the Americas......................................   62
            8.23  Management........................................................................   62
            8.24  Investments in Standard Pacific Savings...........................................   62
            8.25  Total Borrowing Base Home Building Indebtedness Not to Exceed Borrowing Base......   63

ARTICLE 9:  EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT.............................................   63
            9.1   Events of Default.................................................................   63
            9.2   Remedies Upon Event of Default....................................................   65
            9.3   Notice of Default.................................................................   66

ARTICLE 10: THE AGENT...............................................................................   67
            10.1  Appointment and Authorization.....................................................   67
            10.2  Delegation of Duties..............................................................   67
            10.3  Liability of Agent................................................................   67
            10.4  Reliance by Agent.................................................................   68
            10.5  Notice of Default.................................................................   68

           10.6   Credit Decision...................................................................   69
           10.7   Indemnification...................................................................   69
           10.8   Agent in Individual Capacity......................................................   70
           10.9   Successor Agent...................................................................   70
           10.10  Withholding Tax...................................................................   70
           10.11  Collateral Matters................................................................   72
           10.12  Performance by the Agent..........................................................   73
           10.13  Actions...........................................................................   73
           10.14  Co-Agent..........................................................................   73

ARTICLE 11:  MISCELLANEOUS..........................................................................   73
           11.1   Amendments and Waivers............................................................   73
           11.2   Costs, Expenses and Taxes.........................................................   75
           11.3   No Waiver; Cumulative Remedies....................................................   75
           11.4   Payments Set Aside................................................................   75
           11.5   Successors and Assigns............................................................   76
           11.6   Assignments, Participations, etc..................................................   76
           11.7   Set-off...........................................................................   79
           11.8   Automatic Debits..................................................................   79
           11.9   Notification of Addresses, Lending Offices, Etc...................................   79
           11.10  Survival of Representations and Warranties........................................   80
           11.11  Notices...........................................................................   80
           11.12  Indemnity by the Company..........................................................   80
           11.13  Integration and Severability......................................................   80
           11.14  Counterparts......................................................................   81
           11.15  No Third Parties Benefited........................................................   81
           11.16  Section Headings..................................................................   81
           11.17  Further Acts by the Company.......................................................   81
           11.18  Time of the Essence...............................................................   81
           11.19  Governing Law.....................................................................   81
           11.20  Reference and Arbitration.........................................................   81
           11.21  Effectiveness of this Agreement...................................................   82

                                LIST OF EXHIBITS
                                ----------------

Exhibit "A-1" -   Revolving Note
Exhibit "A-2" -   Term Note
Exhibit "B"   -   Borrowing Base Certificate
Exhibit "C-1" -   Request for Borrowing
Exhibit "C-2" -   Request for Letter of Credit

Exhibit "D"   -   Request for Redesignation of Borrowing
Exhibit "E"   -   Continuing Guaranty (Standard Pacific of Texas, Inc.)
Exhibit "F"   -   Subsidiaries
Exhibit "G"   -   Form of Legal Opinion
Exhibit "H"   -   Form of Assignment and Acceptance Agreement
Exhibit "I"   -   Form of Letter re Financial Statements
Exhibit "J"   -   Continuing Guaranty (Standard Pacific Corp.)

                          FIFTH AMENDED AND RESTATED
                          --------------------------
                          REVOLVING CREDIT AGREEMENT
                          --------------------------


          This Fifth Amended and Restated Revolving Credit Agreement ("Agreement") is entered into as of December 27, 1996, by and among STANDARD PACIFIC CORP., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks" and individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as agent for the Banks ("BofA" and the "Agent"), and is made with reference to the facts set forth below.


                                 I.  RECITALS
                                     --------

          1. On or about July 8, 1986, Standard-Pacific Corp., a Delaware corporation ("SP Corp."), and Security Pacific National Bank, a national banking association ("Security Pacific"), entered into that certain Revolving Credit Agreement dated as of July 8, 1986, and the other "Loan Documents" described therein (collectively, the "Original Loan Documents"). In December, 1986, SP Corp. was converted from a corporation to a limited partnership under the laws of the State of Delaware, known as Standard Pacific, L.P. ("Predecessor"). At such time, substan tially all of the assets and liabilities of SP Corp., and certain of its subsidiaries, were transferred to Predecessor. On or about March 13, 1987, Security Pacific and Predecessor entered into that certain Amended and Restated Revolving Credit Agreement dated as of March 13, 1987 (the "First Amended Credit Agreement"), and the other "Loan Documents" described therein (the "First Amended Revolving Loan Documents"), in order to revise the Original Loan Documents in light of the change in the nature of the borrowing entity.
The First Amended Credit Agreement and the First Amended Revolving Loan Documents were subsequently modified by amendments and letter agreements.

          2. On or about December 31, 1991, Security Pacific and the Company (which succeeded to the assets and liabilities of Predecessor) entered into that certain Second Amended and Restated Revolving Credit Agreement dated as of December 31, 1991 (the "Second Amended Credit Agreement"), and the other "Loan Documents" described therein (the "Second Amended Revolving Loan Documents"), in order to revise the First Amended Revolving Loan Documents in light of the change in the nature of the borrowing entity. The Second Amended Credit Agreement and the Second Amended Revolving Loan Documents have previously been modified by that certain First Amendment to Second Amended and Restated Revolving Credit Documents dated January 20, 1992, by and between Security Pacific and the Company, and that certain Amendment to Loan Documents dated as of June 22, 1992, by and between the Company and Security Pacific.

          3. BofA merged with Security Pacific and thereby succeeded to all of Security Pacific's right, title and interest in, under and to the Second Amended Credit Agreement and the Second Amended Revolving Loan Documents.

          4. The Second Amended Credit Agreement and the Second Amended Revolving Loan Documents have previously been modified by (i) that certain Second Amendment to Second Amended and Restated Revolving Credit Agreement dated as of October 1, 1992, by and between the Company and BofA, (ii) that certain Third Amendment to Second Amended and Restated Revolving Credit Agreement dated as of March 17, 1993, by and between the Company and BofA, (iii) that certain Fourth Amendment to Second Amended and Restated Revolving Credit Agreement dated as of October 12, 1993, by and between the Company and BofA, and (iv) that certain Fifth Amendment to Second Amended and Restated Revolving Credit Agreement dated as of December 29, 1993, by and between the Company and BofA.

          5. On or about February 28, 1995, BofA and the other "Banks" which were a party thereto and the Company entered into that certain Third Amended and Restated Revolving Credit Agreement dated as of February 28, 1995 (the "Third Amended Credit Agreement"), and the other "Loan Documents" described therein (the "Third Amended Revolving Loan Documents") in order to amend and restate the Second Amended Credit Agreement and Second Amended Revolving Loan Documents in light of certain changes and modifications to the terms thereof.

          6. On or about December 31, 1992, the Company and BofA entered into that certain Amended and Restated Line of Credit Agreement pursuant to which BofA agreed, subject to the terms and conditions thereof, to provide the Company a $2,000,000 letter of credit facility (such agreement, as subsequently amended and modified to date, being referred to herein as the "Prior L/C Line Agreement").

          7.   On or about March 15, 1996, the Company, BofA and NBD

BANK, a Michigan banking corporation ("NBD"), entered into that certain Fourth Amended and Restated Revolving Credit Agreement dated as of March 15, 1996 (the "Fourth Amended Credit Agreement") and the other "Loan Documents" described therein (the "Fourth Amended Revolving Loan Documents") in order to amend and restate the Third Amended Credit Agreement and the Third Amended Revolving Loan Documents and incorporate the Prior L/C Line Agreement therein. NBD subsequently assigned all their rights and obligations under the Loan Documents to First National Bank of Chicago ("First Chicago"). First Chicago's interest under the Fourth Amended Credit Agreement will be paid off with the first disbursement under this Agreement; and it is contemplated by the parties that (at least initially), as of the effective date of this Agreement, BofA will be the only "Bank" that is a party to this Agreement. Other Banks may, and likely will, be added to this Agreement after the effective date hereof, in accordance with the provisions of this Agreement.

          8. The Company and BofA desire to amend and restate the Fourth Amended Credit Agreement and the Fourth Amended Revolving Loan Documents, as amended, in order to make certain amendments thereto.


                                 II.  AGREEMENT
                                      ---------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Company, the Banks and the Agent that the Fourth Amended Credit Agreement is hereby amended and restated in its entirety so as to provide as follows:


ARTICLE 1:  DEFINITIONS AND ACCOUNTING TERMS.
            --------------------------------

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the meanings set forth respectively after each:

               "Account" means the Company's general account no. 14263-50021
                -------
     maintained with BofA, and any future similar account with BofA.

               "Affiliate" means any Person (1) which directly, or indirectly
                ---------
     through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Subsidiary, as the context may require, or (2) which owns beneficially or of record 10% or more of the voting stock of the Company. The term "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership interests, by contract, family relationship or otherwise.

               "Affiliated Partnership" means any general or limited partnership
                ----------------------
     or joint venture in which the Company, any Subsidiary, or any other Affiliate is a partner or joint venturer.

               "Agent" means BofA when acting in its capacity as the Agent under
                -----
     any of the Loan Documents, and any successor agent.

               "Agent-Related Persons" means the Agent and any successor agent
                ---------------------
     (pursuant to the terms of Section 10.9) together with their respective
                               ------------
     Affiliates and the directors, officers, agents, employees and attorneys-in-fact of such Persons and Affiliates.

               "Agreement" means this Fifth Amended and Restated Revolving
                ---------
     Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

               "Applicable Maturity Date" means:
                ------------------------

                    (a) With respect to the Revolving Loans, the Revolving Loans Maturity Date (other than with respect to a Revolving Note held by a Bank which does not extend the maturity date of such Note pursuant to
          Section 4.18, in which case the Applicable Maturity Date for such Revolving Note held by such non-renewing Bank shall be the Non-Renewing Bank Revolving Loan Maturity Date); and

                    (b) With respect to the Term Loan (and the Term Notes evidencing such Term Loan), the Term Loan Maturity Date.

               "Assignee" shall have the meaning set forth in Section 11.6.
                --------                                      ------------

               "Assignment and Acceptance" shall have the meaning set forth in
                -------------------------
     Section 11.6.
     ------------

               "Attorney Costs" means and includes all reasonable fees and
                --------------
     disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursement of internal legal counsel.

               "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or
                -----------
     Friday on which banks (including the Banks) are open for business in California.

               "Banks" means Bank of America National Trust and Savings
                -----
     Association, a national banking association, and the additional financial institutions from time to time party to this Agreement, any of their successors and assigns (including any Assignee), or any one or more of them.

               "Base Amount" shall have the meaning set forth in Section 8.1.
                -----------                                      -----------

               "Borrowing" means each of the Loans to be made by the Banks to
                ---------
     the Company as provided in Article 3.

               "Borrowing Base" has the meaning set forth in Section 3.5(b).
                --------------                               --------------

               "Borrowing Base Certificate" means a written calculation of the
                --------------------------
     Borrowing Base, substantially in the form of Exhibit "B" attached hereto
                                                  -----------
     and made a part hereof, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

               "Capital Adequacy Regulation" means any guideline, request or
                ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

               "Closing Date" means the time and Banking Day on which the
                ------------
     conditions precedent specified in Section 11.21 are satisfied or waived as
                                       -------------
     provided therein, or shall be as otherwise specified in Section 11.21.
                                                             -------------

               "Co-Agent" means one of the Banks which is designated in writing
                --------
     by the Agent to serve as Co-Agent hereunder (subject to Section 10.14 hereof).

               "Commitment" means, with respect to the Revolving Loans: [AS TO
                ----------
     BOFA, A PERCENTAGE OBLIGATION OF 100% AND $200,000,000 IN THE

     AGGREGATE.] As Banks are added to this Agreement, or withdraw from this Agreement, and assignments are made by the Banks in accordance with Section
                                                                         -------
     11.6 hereof, or if the Term Loan conversion option is exercised in
     ----
     accordance with Section 3.10, the amount of each Bank's Commitment shall change in accordance with that Bank's Pro Rata Share of the Total Aggregate Commitments. The Assignment and Acceptances executed by the Banks, and the records maintained by the Agent, shall be presumptive evidence of each Bank's Commitment, as each such Bank's Commitment may change from time to time in accordance with the terms of this Agreement.

               "Company" means Standard Pacific Corp., a Delaware corporation,
                -------
     and its successors and assigns.

               "Completed Unit" means a Unit as to which either (or both) of the
                --------------
     following has occurred: (a) a notice of completion has been filed or recorded in the appropriate real estate records, or (b) all necessary construction has been completed in order to obtain a certificate of occupancy (whether or not such certificate of occupancy has actually been obtained).

               "Consolidated Debt" means, at any time of determination thereof,
                -----------------
     all indebtedness (including Subordinated Debt), liabilities (including liabilities as a general partner) and other obligations (including contingent debt obligations and obligations as a guarantor) of the Company and its consolidated Subsidiaries, that, in conformity with generally accepted accounting principles applied on a consistent basis, should be included in determining total liabilities shown on the liability side of a consolidated balance sheet of the Company and its consolidated Subsidiaries.

               "Consolidated Tangible Net Worth" means, as of any time of
                -------------------------------
     determination, the sum of the following with respect to the Company and the consolidated Subsidiaries determined and consolidated in conformity with generally accepted accounting principles applied on a consistent basis:

                    (a) the amount of stated capital (excluding the cost of treasury shares), additional paid-in capital and retained earnings (or, in the case of a deficit in additional paid-in capital or retained earnings, minus the amount of the deficit), minus
                             -----                             -----

                    (b) the carrying value of intangible assets, such as deferred costs associated with goodwill, patents, franchises, organizational expenses and the like (but excluding receivables, pre-
                                                     ---------
          paid expenses, the capitalized value of leases and all costs that are specifically identifiable or are identifiable on a rational and consistent basis with the unexpired service value of tangible assets and excluding the carrying value of intangible assets, such as
              ---------
          deferred costs associated with goodwill, patents, franchises, organizational expenses and the like recorded by Standard Pacific Savings, Standard Pacific Financing, Inc., and Standard Pacific Financing, L.P.).

               "Designated IBOR Market" means BofA's Grand Cayman branch, Grand
                ----------------------
     Cayman, British West Indies, or such other regular established market outside the United States of America by and among banks for the solicitation, offer and acceptance of dollar deposits in such banks as may from time to time be designated by the Agent.

               "Dollars" or "$" means United States dollars.
                -------      -

               "Eligible Assignee" means (i) a commercial bank organized under
                -----------------
     the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States, and (iii) a Person that is primarily engaged in the business of commercial banking and that is
     (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

               "Entitled Land" means (a) land where all requisite zoning
                -------------
     requirements and land use requirements have been satisfied, and all requisite approvals have been obtained from all applicable Governmental Authorities (other than approvals which are simply ministerial and non-discretionary in nature), in order to develop the land as a residential housing project and construct Units thereon, and (b) as to land located in California, land which satisfies the requirements of subparagraph (a) immediately above, and which is subject to a currently effective vesting
                        ---
     tentative map (unless a county or city where the land is located does not grant vesting tentative maps) which has received all necessary approvals by all applicable Governmental Agencies.

               "ERISA" means the Employee Retirement Income Security Act of
                -----
     1974, and any regulations issued pursuant thereto, as now or from time to time hereafter in effect.

               "Escrow Proceeds Receivable" means funds due to the Company held
                --------------------------
     at an escrow company following the sale and conveyance of title of a Unit to a buyer.

               "Events of Default" has the meaning set forth for that term in
                -----------------
     Section 9.1.
     -----------

               "Extension Request" means a written request from the Company to
                -----------------
     extend the Term Loan Election Date pursuant to Section 3.10.5 or to extend
                                                    --------------
     the Revolving Loans Maturity Date pursuant to Section 4.18.
                                                   ------------

               "FDIC" means the Federal Deposit Insurance Corporation, and any
                ----
     Governmental Authority succeeding to any of its principal functions.

               "Federal Funds Rate" means, for any day, the rate set forth in
                ------------------
     the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

               "Fixed Rate Option Requests" means the combined number of IBOR
                --------------------------
     Borrowings made in any specified period of time.

               "FRB" means the Board of Governors of the Federal Reserve System,
                ---
     and any Governmental Authority succeeding to any of its principal functions.

               "GAAP" means generally accepted accounting principals.
                ----

               "GAAP Value" means, with respect each property constituting part
                ----------
     of the Company's Real Estate Inventory, the GAAP basis asset value for such property or asset.

               "Government Securities" means readily marketable direct
                ---------------------
     obligations of the United States of America or obligations fully guaranteed by the United States of America.

               "Governmental Authority" means any nation or government, any
                ----------------------
     state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Guarantor" means Standard Pacific of Texas, Inc., Saddleback
                ---------
     Inns of the Americas if the events specified in Section 8.22 occur, and
                                                     ------------
     their successors and assigns.

               "Guaranty" means the continuing guaranty, in the form of Exhibit
                --------
     "E" attached hereto, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended, to be executed and delivered by the Guarantor to the Banks.

               "Guaranty of the Subsidiary Letters of Credit" means a guaranty
                --------------------------------------------
     of the Company guaranteeing all indebtedness and obligations arising under or relating to the Subsidiary Letters of Credit, substantially in the form of Exhibit J hereto.

               "Home Building Debt" means, as of any time of determination, all
                ------------------
     indebtedness, liabilities and other obligations of the Company and the consolidated Subsidiaries (excluding all indebtedness, liabilities and other obligations of Standard Pacific Savings, F.A., Standard Pacific Financing, Inc., and Standard Pacific Financing, L.P.) that, in conformity with generally accepted accounting principles applied on a consistent basis, should be included in determining total liabilities shown on the liability side of a consolidated balance sheet of the Company and the consolidated Subsidiaries.

               "Home Building Net Worth" means the Consolidated Tangible
                -----------------------

     Net Worth of the Company, less the Tangible Net Worth of Standard Pacific
                               ----
     Savings, Standard Pacific Financing, Inc., and Standard Pacific Financing, L.P..

               "IBOR Banking Day" means any Banking Day on which dealings in
                ----------------
     dollar deposits are conducted by and between banks in the Designated IBOR Market.

               "IBOR Base Rate" means, for the IBOR Period for any IBOR
                --------------
     Borrowing, the rate of interest per annum (determined solely by the Agent and rounded upward to the next 1/100 of 1%) at which BofA's Grand Cayman Branch, Grand Cayman, British West Indies (or such other office as may be designated for such purpose by BofA), would offer U.S. dollar deposits in the approximate amount of BofA's Pro Rata Share of such IBOR Borrowing and for periods comparable to those of the applicable IBOR Period to major banks in the offshore U.S. dollar inter-bank market. The determination of the IBOR Base Rate by the Agent shall be conclusive in the absence of manifest error.

               "IBOR Borrowing" means any portion of the Loan Proceeds
                --------------
     designated or redesignated by the Company as an IBOR Borrowing pursuant to
     Article 3.

               "IBOR Lending Office" means the office or branch of each Bank so
                -------------------
     designated on the signature pages of this Agreement, or such other office or branch of each Bank as it may hereafter designate, by written notice to the Company, as its IBOR Lending Office.

               "IBOR Market" means a regular established market located outside
                -----------
     the United States of America by and among banks for the solicitation, offer and acceptance of dollar deposits in such banks.

               "IBOR Obligations" means eurocurrency liabilities as defined in
                ----------------
     Regulation D.

               "IBOR Period" means, as to each IBOR Borrowing, the period
                -----------
     commencing on the date specified by the Company pursuant to Sections 3.3 or
                                                                 ---------------
     3.4 and ending 14 days, 30 days, 60 days, 90 days, 180 days, 270 days or
     ---
     360 days thereafter, as designated by the Company in the applicable Request for Borrowing or Request for Redesignation of Borrowing, provided that:
                                                              --------

                    (a) the first day in any IBOR Period shall be an IBOR Banking Day;

                    (b) any IBOR Period that would otherwise end on a day that is not an IBOR Banking Day shall be extended to the next succeeding IBOR Banking Day unless such IBOR Banking Day falls in another
                           ------
          calendar month, in which case such IBOR Period shall end on the next preceding IBOR Banking Day; and

                    (c) No IBOR Period shall extend beyond the Applicable Maturity Date.

               "IBOR Rate" means, for any IBOR Period for any IBOR Borrowing,
                ---------
     the rate (rounded upward to the next 1/100 of 1%) obtained by dividing (i) the IBOR Base Rate for such IBOR Period, by (ii) a percentage equal to 100% minus the IBOR Reserve Percentage for such IBOR Period.

               "IBOR Rate Spread" means the additional component of interest,
                ----------------
     expressed as a percentage per annum, to be added to the IBOR Rate in determining the applicable rate of interest for IBOR Borrowings. The applicable IBOR Rate Spread shall be based on the Company's current senior long term debt ratings as published by Standard & Poors and Moody's Investor Services as determined by the following pricing grid:

                              For Revolving Loans
                              -------------------

          S&P/Moody's Rating        Applicable IBOR Rate Spread
          ------------------        ---------------------------
(greater than   BB+/Ba1                       1.375%
 or equal to) = BB/Ba2                        1.500%
   (less than)  BB-/Ba3                       1.675%


                                 For Term Loan
                                 -------------
          S&P/Moody's Rating        Applicable IBOR Rate Spread
          ------------------        ---------------------------
(greater than   BB+/Ba1                       1.875%
 or equal to) = BB/Ba2                        2.000%
   (less than)  BB-/Ba3                       2.125%

     In the event of a difference in rating between Standard & Poors and Moody's Investor Services, the lower rating shall prevail for purposes of determining the applicable IBOR Rate Spread. As of the date of this Agreement, the Company is currently rated BB/Ba2 by Standard & Poors and Moody's Investor Services, respectively, and the applicable IBOR Rate Spread for Revolving Loans as of the date of this Agreement is therefore 1.50%, and for the Term Loan is 2.00%.

               "IBOR Reserve Percentage" means, for the IBOR Period for any IBOR
                -----------------------
     Borrowing, the percentage in effect on the first day of such IBOR Period under regulations issued from time to time by the FRB for determining the reserve requirement (including any marginal reserve requirement) for each Bank with respect to liabilities or assets consisting of or including Eurocurrency liabilities (as defined in Regulation D of the FRB, as in effect from time to time).

               "Interest Differential" means, with respect to any prepayment or
                ---------------------
     redesignation of an IBOR Rate Loan on a day other than the last day of the applicable IBOR Period and with respect to any failure to borrow an IBOR Rate Loan on the date or in the amount specified in any Request for Borrowing or any Request for Redesignation of Borrowing, (a) the IBOR Rate payable (or, with respect to a failure to borrow, the IBOR Rate which would have been payable) with respect to the IBOR Rate Loan minus (b) the IBOR
                                                           -----
     Rate on, or as near as practicable to the date of, the prepayment or failure to borrow for an IBOR Rate Loan with an IBOR Period commencing on such date and ending on the last day of the IBOR Period of the IBOR Borrowing so prepaid or which would have been borrowed on such date. The determination of the Interest Differential by the Agent shall be conclusive in the absence of manifest error.

               "Interest Payment Date" means the first day of any month.
                ---------------------

               "Investment" means any investment by the Company or any
                ----------
     Subsidiary in Standard Pacific Savings, whether by acquisition of stock or debt, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, payment pursuant to a guaranty or any other contingent liability of the Company in respect of liabilities of Standard Pacific Savings, extension of credit on terms other than those normal in the business of the Company or such Subsidiary, or otherwise.

               "Issuing Bank" means BofA in its individual capacity as a bank
                ------------
     issuing Letters of Credit under this Agreement.

               "Laws" means, collectively, all international, foreign, federal,
                ----
     state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

               "L/C Commitment" has the meaning set forth in Section 3.9.1.
                --------------                               -------------

               "L/C Commitment Termination Date" has the meaning set forth in
                -------------------------------
     Section 3.9.1.
     -------------

               "L/C Obligations" has the meaning set forth in Section 3.9.1.
                ---------------                               -------------

               "Letters of Credit" has the meaning set forth in Section
                -----------------                               -------
     3.9.2(a).
     --------

               "Letter of Credit Subsidiaries" has the meaning set forth in
                -----------------------------
     Section 3.9.6.
     -------------

               "Loan" or "Loans" means each of the Revolving Loans or the Term
                ----      -----
     Loan, or the Revolving Loans and the Term Loan, collectively, as the context reasonably requires.

               "Loan Documents" means, collectively, this Agreement, each Note,
                --------------
     the Guaranty and the Guaranty of the Subsidiary Letters of Credit.

               "Loan Proceeds" means the proceeds of the Loans, in the aggregate
                -------------
     principal amount of up to $200,000,000.

               "Lots Under Development" means Entitled Land where physical site
                ----------------------
     improvement has commenced.

               "Majority Banks" means, at any time, if BofA is the only Bank,
                --------------
     BofA, and, if there is more than one Bank, at least two Banks then holding in excess of 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, at least two Banks then having in excess of 66-2/3% of the Total Aggregate Commitment.

               "Material" means, in connection with the Company, its
                --------
     Subsidiaries, and the Loan and the Loan Documents, such circumstances or facts which the Banks in the exercise of their discretion could be expected to rely upon in determining whether to enter into or to continue lending under this Agreement or which could have a bearing on any actions undertaken by the

     Banks. Such Material circumstances or facts shall include, without limitation, such circumstances or facts as would alter, enlarge, restrict or otherwise affect the rights and liabilities otherwise existing between the parties to the Agreement or any other Loan Document.

               "Model Unit" means a Completed Unit to be used as a model home in
                ----------
     connection with the sale of Units in a residential housing project.

               "Non-Renewing Bank Revolving Loan Maturity Date" means the
                ----------------------------------------------
     maturity date of the Revolving Note held by a Bank which does not extend such maturity date in response to a request for such extension by the Company pursuant to Section 4.18.
                         ------------

               "Non-Renewing Bank Term Loan Election Date" means, with respect
                -----------------------------------------
     to any non-renewing Bank, the Term Loan Election Date in effect immediately prior to the extension of the Term Loan Election Date by some but not all of the Banks pursuant to Section 3.10.5 hereof.

               "Note" means any of the Revolving Notes and/or Term Notes.
                ----

               "Obligations" means all obligations of every nature of the
                -----------
     Company from time to time owed to the Banks under the Loan Documents.

               "Opinion of Counsel" means the favorable written legal opinion of
                ------------------
     Gibson, Dunn & Crutcher, as counsel to the Company and the Subsidiaries, to this Agreement, substantially in the form of Exhibit "G" attached hereto, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

               "Other Taxes" means any present or future stamp or documentary
                -----------
     taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

               "Participant" shall have the meaning set forth in Section 11.6.
                -----------                                      ------------

               "Person" means any entity, whether an individual, trustee,
                ------
     corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority or otherwise.

               "Plan" means any employee benefit plan subject to ERISA and
                ----
     maintained by the Company and/or any Subsidiary or to which the Company and/or any Subsidiary is required to contribute on behalf of its employees.

               "Pro Rata Share" means, as to any Bank at any time, the
                --------------
     percentage equivalent (expressed as a decimal, rounded to the ninth decimal place as determined by the Agent) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

               "Real Estate Inventory" means Unentitled Land, Entitled Land,
                ---------------------
     Lots Under Development, Units Under Construction, and Completed Units (including Model Units) owned by the Company.

               "Reference Rate" means the higher of:
                --------------

                    (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its reference rate. It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

                    (b) 0.50% per annum above the latest Federal Funds Rate.

     Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

               "Reference Rate Borrowing" means any portion of the Loan Proceeds
                ------------------------
     which is not designated or redesignated by the Company as an IBOR Borrowing pursuant to Sections 3.3 or 3.4.
                 -------------------

               "Reference Rate Spread" means the additional component of
                ---------------------
     interest, expressed as a percentage per annum, to be added to the Reference Rate in determining the applicable rate of interest for Reference Borrowings. For the period beginning on the Closing Date and continuing through the entire term of the Loans, the Reference Rate Spread shall be equal to 0.00%.

               "Regulation D" means Regulation D of the Board of Governors of
                ------------
     the Federal Reserve System as now or from time to time hereafter in effect and any other regulation issued in substitution therefor.

               "Request for Borrowing" means a written request for a Borrowing
                ---------------------
     substantially in the form of Exhibit "C-1" attached hereto, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

               "Request for Letter of Credit" means a written request for a
                ----------------------------
     Letter of Credit substantially in the form of Exhibit "C-2" attached hereto, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

               "Request for Redesignation of Borrowing" means a written request
                --------------------------------------
     for redesignation of Borrowing substantially in the form of Exhibit "D" attached hereto, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

               "Requirement of Law" means, as to any Person, any law (statutory
                ------------------
     or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

               "Responsible Official" means:  (a) when used with reference to a
                --------------------
     Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

               "Revolving Loans" means all loans and Borrowings under this
                ---------------
     Agreement, other than the Term Loan.

               "Revolving Loans Maturity Date" means July 31, 1999, subject to
                -----------------------------
     extension pursuant to Section 4.18, or such other extended date as the Banks may agree to in writing.

               "Revolving Note" means each of the promissory notes,
                --------------
     substantially in the form of Exhibit "A-1" attached hereto and made a part hereof, executed by the Company in favor of the Banks, each to the order of the applicable Bank as payee to evidence such Bank's share of the Revolving Loans, and each in the original principal amount of the applicable Bank's Commitment such that the aggregate original principal amount of all Revolving Notes is initially $200,000,000 (subject to reduction in connection with a Term Loan conversion under Section 3.10 hereof, and as otherwise provided herein), as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced (and any promissory note that may be issued in substitution or exchange therefor).

               "Senior Debt" means, at any time of determination thereof, all
                -----------
     indebtedness with respect to (i) the Loans and L/C Obligations, (ii) the 10.5% senior promissory notes, due March 1, 2000 (the "10.5% Senior Notes"), except to the extent that they would not be included in the Company's balance sheet in accordance with GAAP, (iii) any other senior indebtedness of the Company to any Banks, and (iv) such other indebtedness for borrowed money senior to or ranking in equal priority to the Obligations.

               "Special Circumstance" means the adoption of any Law or
                --------------------
     interpretation, or any change therein or thereof, or any change in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable authority, or compliance by the Banks or their IBOR Lending Offices with any request or directive (whether or not having the force of Law) of any Governmental Authority, central bank or comparable authority, or the occurrence of circumstances affecting the applicable certificate of deposit market or IBOR Market generally which are beyond the reasonable control of the Banks.

               "Standard Pacific Savings" means Standard Pacific Savings, F.A.
                ------------------------

               "Subordinated Debt" means such indebtedness of the Company as is
                -----------------
     fully subordinated to the Obligations pursuant to a subordination agreement approved in writing by the Majority Banks.

               "Subsidiary" means (i) any corporation of which at least 50% of
                ----------
     the outstanding securities of any class or classes (however designated) having ordinary voting power to elect directors of the corporation is owned by the Company and/or by one or more than one other Subsidiary, and (ii) any partner ship, joint venture or limited liability company in which the Company and/or any Subsidiary owns at least a 50% interest, or which is otherwise controlled by the Company and/or any Subsidiary.

               "Subsidiary Letters of Credit" has the meaning set forth in
                ----------------------------
     Section 3.9.6.
     -------------

               "Swing Line Advances" means Borrowings initially funded by BofA
                -------------------
     in the manner provided in Section 3.1(h).
                               --------------

               "Tangible Net Worth" means, as of any time of determination, the
                ------------------
     sum of the following with respect to the entity in question determined in conformity with generally accepted accounting principles applied on a consistent basis:

                    (a) the amount of stated capital (excluding the cost of treasury shares), additional paid-in capital and retained earnings (or, in the case of a deficit in additional paid-in capital or retained earnings, minus the amount of the deficit), minus
                             -----                             -----

                    (b) the carrying value of intangible assets, such as deferred costs associated with goodwill, patents, franchises, organizational expenses and the like (but excluding receivables, pre-
                                                    ---------
          paid expenses, the capitalized value of leases and all costs that are specifically identifiable or are identifiable on a rational and consistent basis with the unexpired service value of tangible assets).

               "Taxes" means any and all present or future taxes, levies,
                -----
     imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income.

               "Term Loan" shall have the meaning set forth in Section 3.10.1.
                ---------                                      --------------

               "Term Loan Conversion Date" has the meaning set forth in Section
                -------------------------
     3.10.1 hereof.

               "Term Loan Election Date" means June 30, 1997, subject to
                -----------------------
     extension pursuant to section 3.10.5, or such other extended date as the Banks may agree to in writing.

               "Term Loan Maturity Date" means three (3) years from the Term
                -----------------------
     Loan Conversion Date, but in no event more than one (1) year after the Revolving Loans Maturity Date.

               "Term Note" means each of the promissory notes, substantially in
                ---------
     the form of Exhibit "A-2" attached hereto and made a part hereof, executed by the Company in favor of the Banks, each to the order of the applicable Bank as payee to evidence each Bank's share of the Term Loan, and each in the original principal amount of the applicable Bank's Pro Rata Share of the Term Loan, as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced (and any promissory note that may be issued in substitution or exchange therefor).

               "Total Aggregate Commitment" means the total aggregate combined
                --------------------------
     Commitments of each of the Banks. The Total Aggregate Commitment concurrently equals $200,000,000, and may decrease as provided in Sections
     3.10 and 4.18.

               "Total Borrowing Base Home Building Indebtedness" means the
                -----------------------------------------------
     aggregate of all Senior Debt, plus all reimbursement obligations and other
                                   ----
     obligations under any and all letters of credit related to the Company's home building operations, plus all unsecured obligations (excluding any
                               ----
     trade payables incurred in the ordinary course of business) of partnerships or joint ventures in which the Company is a general partner, or otherwise liable, plus the amount of all guaranties, suretyship agreements, or
             ----
     similar agreements in which the Company agrees to answer for the indebtedness or other financial obligations of another person or entity,

     plus all unsecured indebtedness of the Company which is subordinate to the
     ----
     Obligations.  "Total Borrowing Base Home Building Indebtedness" shall not
                                                                           ---
     include indebtedness which is fully secured by real property or indebtedness which by its terms is non-recourse to the Company. The Majority Banks in their sole and absolute discretion may choose to exclude subordinated indebtedness from Total Borrowing Base Home Building Indebtedness.

               "Unencumbered Real Estate Inventory" means Real Estate Inventory
                ----------------------------------
     which is not subject to or encumbered by any deed of trust, mortgage, judgment lien, attachment lien or any other lien (other than liens which have been bonded around so as to remove such liens as encumbrances against the Real Estate Inventory in a manner satisfactory to the Agent and its legal counsel, or liens which are permitted under Section 8.11(b) or
                                                       ---------------
     Section 8.11(c)).
     -----------------

               "Unentitled Land" means all land which is not Entitled Land.
                ---------------

               "Unit" means single family residential housing units.
                ----

               "Units Under Construction" means Units where on-site construction
                ------------------------
     has commenced as evidenced by the pouring of foundations for such Units.

          1.2  Use of Defined Terms.  Any defined term used in the plural shall
               --------------------
refer to all members of the relevant class, and any defined term used in the singular shall refer to any of the members of the relevant class.

          1.3  Accounting Terms.  All accounting terms not specifically defined
               ----------------
in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, generally accepted accounting principles applied on a consistent basis.

          1.4  Exhibits.  All exhibits to this Agreement, either as now existing
               --------
or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.


ARTICLE 2:  RECITALS.
            --------

          This Agreement is made with reference to the following facts:

               (a) The Company is primarily engaged in the business of developing residential single-family housing projects.

               (b) The Company has applied to the Banks for the Loans (i) to finance or refinance the acquisition of land and the development and construction of various residential single-family housing projects in California and Texas, and (ii) for general working capital purposes.

               (c) The Banks are willing to make the Loans to the Company on the terms and conditions set forth in this Agreement and in the other Loan Documents.


ARTICLE 3:     BORROWING PROCEDURES AND LETTER OF CREDIT SUBLIMIT.
               --------------------------------------------------

          3.1  Disbursement of Loan Proceeds.
               -----------------------------

               (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Banking Day immediately preceding the Revolving Loans Maturity Date (or, in the case of a non-renewing Bank under Section 4.18, the Non-Renewing Bank Revolving Loan Maturity Date), each Bank shall, according to its Pro Rata Share, make Revolving Loans to the Company in such amounts as the Company may request that do not exceed in the aggregate at any one time outstanding, the Commitment of such Bank (less the Pro Rata Share of such
                                               ----
     Bank's L/C Obligations, if any). Subject to the limitations set forth herein, the Company may borrow, repay and reborrow under each Bank's Commitment without premium or penalty. In no event shall the Banks be obligated to make Revolving Loans to the Company at any time if, after giving effect to such Loans, the provisions of Section 3.6 would be
                                                    -----------
     violated.

               (b) Unless the Agent otherwise consents, the aggregate amount of each IBOR Borrowing shall be in an integral multiple of $100,000, but not less than $1,000,000, and the aggregate amount of each Reference Rate Borrowing shall be in an integral multiple of $10,000, but not less than $100,000.

               (c) The Loans made by the Banks pursuant to this Agreement shall be evidenced by each Note.

               (d) A Request for Borrowing shall be irrevocable upon receipt by the Agent.

               (e) Unless the Agent otherwise consents, no more than eight (8) IBOR Borrowings in the aggregate shall be outstanding at any one time; provided, however, up to twelve (12) IBOR Borrowings in the aggregate may
     --------  -------
     be outstanding if the Company pays to the Agent an additional fee of $250 per IBOR Borrowing with each Request for Borrowing after the eighth (8th) such request.

               (f) The Agent will notify each Bank of its receipt of a Request for Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing by 11:00 a.m. (California time) on the date of timely receipt of a Request for Borrowing by the Company.

               (g) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (California time) on the date of Borrowing requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

               (h) The following procedures shall apply to Swing Line Advances:

                    (i) Not later than 2:00 p.m., California time, on the Banking Day on which a proposed Swing Line Advance is to be made, the Agent must have received in writing a request that a Swing Line Advance be made on that Banking Day, stating that such Advance shall be a Swing Line Advance, and stating the amount of the requested Swing Line Advance.

                    (ii) Upon fulfillment of each of the applicable conditions in Article 6 and the condition that the aggregate amount of outstanding Swing Line Advances at no time exceeds $20,000,000, BofA shall credit to the Company's Account, from BofA's funds, the amount of the requested Swing Line Advance.

                    (iii) Prior to 10:00 a.m., California time, on the Banking Day following the Banking Day on which a Swing Line Advance is made, the Agent shall inform each Bank by telephone, telecopier or telex stating (x) the date of the Swing Line Advance, (y) the amount of the Swing Line Advance, and (z) that the Agent assumes that no Event of Default has occurred. The Agent may assume that no Event of Default has occurred unless it has actual notice of the Event of Default, has received notice from the Company stating the nature of the Event of Default, or has received notice from a Bank stating the nature of the Event of Default and that such Bank considers the Event of Default to have occurred.

                    (iv) Each Bank shall deliver to the Agent, before 12:00 noon, California time, on or before the first Banking Day after the date on which any Swing Line Advance is to be made, immediately available funds in an amount equal to such Bank's Pro Rata Share of such Swing Line Advance. The obligation of each Bank to make any disbursement to the Agent shall be subject to the condition that such Bank shall have been informed by the Agent as described in Section
                                                                     -------
          3.1(h)(iii) above, and the Agent has not elected to make a Swing Line
          -----------
          Advance with actual knowledge of an Event of Default. Except to the extent expressly set forth herein, the obligation of each Bank to make disbursements to the Agent pursuant to this Section 3.1(h)(iv) shall
                                                      ------------------
          be absolute and unconditional.

                    (v) Upon the occurrence of any Event of Default, BofA shall have the option, which shall be exercisable by BofA in its sole discretion, to sell and transfer to each Bank, pursuant to the terms and conditions set forth herein, an undivided interest and participation, to the extent of such Bank's Pro Rata Share, in all outstanding Swing Line Advances. Forthwith upon notice from the Agent to the Banks that BofA has elected to exercise the option set forth in the immediately preceding sentence, BofA shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank without recourse and, each Bank shall have deemed to have irrevocably and unconditionally purchased and received, an undivided interest and participation, to the extent of such Bank's Pro Rata Share, in all outstanding Swing Line Advances. Each Bank shall promptly (and in any event within two Banking Days) pay to the Agent (for the benefit of
          BofA) in immediately available funds an amount equal to such Bank's Pro Rata Share of the outstanding principal amount of such Swing Line Advances. Any amount payable to the

          Agent (for the benefit of BofA) pursuant to this Section 3.1(h)(v) and
                                                           -----------------
          not paid within two Banking Days of the day on which notice of such payment received from the Agent shall bear interest until paid at the Reference Rate. If the Banks make any payment in respect of Swing Line Advances as contemplated by this Section 3.1(h)(v) and thereafter the
                                           -----------------
          Agent or BofA receives a payment on account of any such Advance, the Agent or BofA, as appropriate, shall promptly pay to each Bank which funded its participation therein an amount equal to such Bank's Pro Rata Share thereof. The obligation of each Bank to make payments under this Section 3.1(h)(v) shall be unconditional and irrevocable and
               -----------------
          shall be made under all circumstances. If any payment received on account of any Swing Line Advance and distributed to a Bank as a participant under this Section 3.1(h)(v) is thereafter recovered from
                                 -----------------
          the Agent or BofA in connection with any bankruptcy or insolvency pro ceeding relating to the Company or otherwise, each Bank which received such distribution shall, upon demand by the Agent, repay to the Agent or BofA, as applicable, such Bank's Pro Rata Share of the amount so recovered together with an amount equal to such Bank's Pro Rata Share (according to the proportion of (A) the total of such Bank's required repayment to (B) the total amount so recovered) of any interest or other amount paid or payable by the Agent or BofA in respect of the total amount so recovered.

                    (vi) BofA shall not be obligated to make any Swing Line Advance pursuant to this Section 3.1(h) if (i) the making of such
                                   --------------
          Swing Line Advance would result in an aggregate amount of Swing Line Advances which are outstanding and not reimbursed by the Banks to the Agent pursuant to Section 3.1(h)(iv) in excess of $20,000,000 or (ii)
                            ------------------
          if the result of funding such Swing Line Advance would be that the total of funding such Swing Line Advance would be that the total amount of Borrowings (including Swing Line Advances) funded by BofA would be in excess of BofA's Commitment. Swing Line Advances shall be considered Borrowings for all purposes hereunder, subject only to the special reimbursement obligations of the Banks pursuant to this
          Section 3.1(h).  If BofA is excused from its obligation to make a
          --------------
          requested Swing Line Advance by this Section 3.1(h)(vi), the Company
                                               ------------------
          shall still be entitled to obtain the requested Borrowing pursuant to the other provisions of Article 3, subject to the conditions applicable to such Borrowings.

          3.2  Reference Rate Borrowings.  All Loans shall at all times
               -------------------------
constitute Reference Rate Borrowings unless properly designated or redesignated as IBOR Borrowings pursuant to Sections 3.3. or 3.4.
                               --------------------

          3.3  IBOR Borrowing.
               --------------

               (a) Each request by the Company for an IBOR Borrowing shall be made pursuant to a Request for Borrowing received by the Agent, at the Agent's office, not later than 9:00 a.m., California time, at least two (2) IBOR Banking Days before the first day of the applicable IBOR Period. The Agent will notify each Bank of its receipt of a Request for Borrowing in accordance with Section 3.1(f).
                     --------------

               (b) At or about 9:00 a.m., California time, one (1) IBOR Banking Day before the first day of the applicable IBOR Period, the Agent shall determine the applicable IBOR Rate (which determination shall be conclusive in the absence of manifest error) and shall promptly give notice of the same to the Company and the Banks by telephone, telecopier or telex.

               (c) Upon fulfillment of the applicable conditions set forth in
     Article 6, an IBOR Borrowing shall become effective on the first day of the applicable IBOR Period.

          3.4  Redesignation of Borrowings.
               ---------------------------

               (a) Subject to Section 6.3, if any IBOR Borrowing is not repaid
                              -----------
     on the last day of the applicable IBOR Period, such Borrowing auto matically shall be redesignated as a Reference Rate Borrowing on such date.

               (b) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date until the fourteenth (14th) day preceding the Applicable Maturity Date, the Company may request that all or a portion of outstanding Reference Rate Borrowings be redesignated as an IBOR Borrowing; provided that IBOR Period for such IBOR Borrowing shall end on or before the Applicable Maturity Date.

               (c) Each redesignation of all or a portion of outstanding Reference Rate Borrowings as an IBOR Borrowing shall be made pursuant to a written Request for Redesignation of Borrowing. Not later than 9:00 a.m., California time, at least two (2) IBOR Banking Days prior to the first day of the applicable IBOR Period, the Agent shall have received, at the Agent's office, a properly completed Request for Redesignation of Borrowing specifying (1) the requested date of redesignation, (2) the requested amount of Reference Rate Borrowings to be redesignated as an IBOR Borrowing, and (3) the requested IBOR Period. The Agent may, in its sole and absolute discretion, permit a Request for Redesignation of Borrowing to be made by telecopier or by telephone (with confirmation sent promptly by telecopier) by the Company, in which case the Company shall confirm same by mailing a written Request for Redesignation of Borrowing to the Agent within 24 hours following the date of redesignation.

               (d) The Agent will notify each Bank of its receipt of a Request for Redesignation by 11:00 a.m. (California time) on the date of timely receipt of a Request for Redesignation from the Company. All redesignations shall be made ratably according to the respective outstanding principal amount of the Loans with respect to which the Request for Redesignation was given is then held by each Bank.

               (e) Unless all of the Banks otherwise agree, during the existence of an Event of Default, the Company may not elect to have a Loan converted into an IBOR Borrowing.

               (f) Unless the Banks otherwise consent, the amount of Reference Rate Borrowings to be redesignated as an IBOR Borrowing shall be an integral multiple of $100,000, but not less than $1,000,000.

               (g) With respect to any redesignation of Reference Rate Borrowing as an IBOR Borrowing, at or about 9:00 a.m., California time, one (1) IBOR Banking Day before the first day of the applicable IBOR Period, the Agent shall determine the applicable IBOR Rate (which determination shall be conclusive in the absence of manifest error) and shall promptly give notice of the same to the Company and the Banks by telephone, telecopier or telex.

               (h) Upon fulfillment of the applicable conditions set forth in this Agreement, the redesignation of all or a portion of outstanding Reference Rate Borrowings as an IBOR Borrowing shall become effective on the first day of the applicable IBOR Period.

               (i) A Request for Redesignation of Borrowing shall be irrevocable upon receipt by the Agent.

               (j) Nothing contained herein shall require the Banks to fund any IBOR Borrowing resulting from redesignation of all or a portion of any of the Reference Rate Borrowings, in the Designated IBOR Market.

          3.5  Calculation of Borrowing Base.
               -----------------------------

               (a) The Borrowing Base shall be calculated at the times and in the manner set forth in this Section 3.5(a):
                                  --------------

                    (i) Within forty-five (45) days after the end of each calendar quarter, and at such other times as the Majority Banks may reasonably require, the Company shall provide the Agent with a Borrowing Base Certificate showing the Company's calculations of the components of the Borrowing Base and such data supporting such calculations as the Majority Banks may require. The Majority Banks shall have a period of thirty (30) days following receipt of a Borrowing Base Certificate to notify the Company of the Majority Banks' approval or disapproval thereof. Failure of the Majority Banks to so notify the Company within such thirty (30) day period shall be deemed approval and such Borrowing Base as set forth in such Borrowing Base Certificate shall be effective as of the date approved (or deemed approved) by the Majority Banks.

                    (ii) In the event that the Agent (as requested by the Majority Banks) timely notifies the Company of disapproval of a Borrowing Base Certificate, then the Agent shall, at the same time, notify the Company in writing of the amount of the Borrowing Base as reasonably determined by the Majority Banks and the basis of such determination, and the effective date thereof (which shall be the date of the giving of such notice by the Agent), and such amount shall thereupon and thereafter constitute the Borrowing Base which shall remain in effect until such time as the Borrowing Base is redetermined in accordance with this Section 3.5(a). The Majority Banks and the
                                  --------------
          Company shall each cooperate in good faith with the other in the calculation of the Borrowing Base in circumstances where the Majority Banks disapproves a Borrowing Base Certificate prepared by the Company.

                    (iii) Each determination of the Borrowing Base in accordance with this Section 3.5(a) shall be binding and conclusive
                               --------------
          upon the parties hereto, and provided that the Majority Banks are not bound to rely on information and figures provided by the Company if the Majority Banks determine in good faith that it would be inappropriate to do so. Nothing contained herein shall be deemed to restrict the Company from submitting additional Borrowing Base Certificates to the Agent for the Majority Banks' approval at times other than those required hereunder.

               (b) Amount of Borrowing Base.  As used herein in the Agreement,
                   ------------------------
     the term "Borrowing Base" shall have the meaning set forth in this Section
                                                                        -------
     3.5(b):
     ------

                    (i) Except as set forth in Sections 3.5(b)(ii), (iii), (iv)
                                               --------------------------------
          and (v) below, the Borrowing Base shall consist of the dollar amount
          -------
          equal to the sum of the following Unencumbered Real Estate Inventory owned by the Company:

                        (A) Entitled Land.  50% of the GAAP Value of the
                            -------------
               Entitled Land (subject to the 20% limitation specified in Section
                                                                         -------
               3.5(b)(iii) below); plus
               -----------         ----

                        (B) Lots Under Development.  65% of the GAAP Value of
                            ----------------------
               the Lots Under Development; plus
                                           ----

                        (C) Units Under Construction.  90% of the GAAP Value of
                            ------------------------
               the Units Under Construction (including Completed Units, subject to adjustment for Completed Units as set forth in Section
                                                                 -------
               3.5(b)(ii) below); plus
               ----------         ----

                        (D) Escrow Proceeds Receivable.  100% of the amount of
                            --------------------------
               Escrow Proceeds Receivable.

                    (ii) Advance rates for Units Under Construction shall decrease as follows with the passage of time following the dates such Units become Completed Units: (A) 180 days following the date such Units become Completed Units (other than with respect to Model Units, as to which clause (C) below shall apply) the applicable advance rate shall decrease from 90% (as specified in Section 3.5(b)(i) (C) above)
                                                   ---------------------
          to 50%; (B) 360 days following the date that such Units become Completed Units (other than with respect to Model Units, as to which clause (C) below shall apply) the applicable advance rate shall decrease from 50% to 0% (i.e., no value shall be attributed to the Borrowing Base); and (C) with respect to Model Units, 180 days following the sale of the last production Unit in the applicable project relating to such Model Unit, the applicable advance rate for such Model Units shall decrease from 90% (as specified in Section
                                                                    -------
          3.5(b)(i)(C) above) to 0% (i.e., no value shall be attributed to the
          ------------
          Borrowing Base).

                    (iii) Anything in this Agreement to the contrary notwithstanding, in no event may more than 20% of the GAAP Value of Real Estate Inventory constituting part of the Borrowing Base be attributable to Entitled Land; and any Entitled Land in excess of such 20% shall have a 0% advance rate (i.e., shall add no value to the Borrowing Base).

                    (iv) Only Real Estate Inventory which is Unencumbered Real Estate Inventory may be added to the Borrowing Base. Any Real Estate Inventory that is not Unencumbered Real Estate Inventory shall have no value for purposes of the Borrowing Base (i.e., a 0% advance rate). Furthermore, land in the Company's Real Estate Inventory which is not Entitled Land shall have no value for purposes of the Borrowing Base (i.e., a 0% advance rate). Once Units or any other Real Estate Inventory are sold and conveyed to a buyer, or otherwise cease to be owned by the Company, the applicable advance rate shall decrease to 0%, and the Company shall not be entitled to have any value for such assets attributed to the Borrowing Base.

                    3.6  Borrowing Base.  The sum of the aggregate principal
                         --------------
          amount at any time outstanding under the Loans plus the L/C
                                                         ----
          Obligations shall not at any time exceed the lesser of (i) the Total Aggregate Commitment (plus the outstanding principal amount of the Term Loan, if any) or (ii) the Borrowing Base less Total Borrowing
                                                        ----
          Base Home Building Indebtedness (exclusive of the outstanding amount of the Loans and L/C Obligations).

                    3.7  Payments by the Banks to the Agent.
                         ----------------------------------

                        (a) Unless the Agent receives notice from a Bank on or
               prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Banking Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the date of Borrowing and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Banking Day following such date of Borrowing make such amount available to the Agent, together with interest at the Reference Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Banking Day following the date of Borrowing, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                        (b) The failure of any Bank to make any Loan on any date
               of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on such date of Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any date of Borrowing.

                    3.8  Sharing of Payments, Etc.  If, other than as expressly
                         -------------------------
          provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess
                --------  -------
          payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to
          Section 11.7) with respect to such participation as fully as if such
          ------------
          Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                    3.9  Letter of Credit Sublimit.
                         -------------------------

                        3.9.1  Amount and Terms of the Credit.  Subject to the
                               ------------------------------
               terms and upon the conditions of this Agreement, the Issuing Bank shall issue letters of credit for the account of the Company from time to time up to but not including July 30, 1999 (as extended by the Banks in writing from time to time in their sole discretion, the "L/C Commitment Termination Date"). The maximum aggregate principal amount which remains undrawn under all outstanding Letters of Credit (the "L/C Obligations") under this Agreement shall not exceed at any one time outstanding the aggregate principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the "L/C Commitment").

                        3.9.2   Standby Letters of Credit.
                                -------------------------

                              (a) Amounts and Terms of Standby Letters of
                                  ---------------------------------------
                    Credit. During the period from the date of this Agreement to but excluding the L/C Commitment Termination Date, and subject to the terms and conditions of this Agreement, upon Company's request pursuant to Section 3.9.3, the Issuing
                                                  -------------
                    Bank shall issue one or more standby letter(s) of credit or commercial letters of credit (subject to subparagraph (b) below) (each, a "Letter of Credit," and collectively, the "Letters of Credit") for the account of Company (subject to
                    Section 3.9.5) or the account of the Letter of Credit
                    -------------
                    Subsidiaries (subject to Section 3.9.6); provided that the
                                             -------------   --------
                    Issuing Bank shall not be obligated to issue any Letter of Credit if, after giving effect thereto, (i) the L/C Obligations would exceed the L/C Commitment, or (ii) the total aggregate outstanding Revolving Loans plus the L/C
                                                                ----
                    Obligations would exceed the Total Aggregate Commitment, or
                    (iii) the Total Borrowing Base Home Building Indebtedness would exceed the Borrowing Base. All Letters of Credit shall be on Issuing Bank's standard forms of letters of credit at the time of issuance. No Letter of Credit shall have an expiration date (unless the Banks otherwise consent in writing) later than the Revolving Loans Maturity Date. Except as specified in subparagraph (b) below, the Issuing Bank shall not be required to issue any Letter of Credit hereunder unless such Letter of Credit is for the benefit of a party to which the Company or the Letter of Credit Subsidiaries owe certain performance obligations in connection with their ordinary course of business real estate development activity (for example, for the benefit of a municipality to support Company's obligation to widen public streets in connection with a residential development project). Issuing Bank shall not be required to issue any Letter of Credit for the benefit of creditors to which the Company or the Letter of Credit Subsidiaries are obligated in respect of obligations for borrowed money.

                              (b) Panel Concepts Sublimit.  Subject to the
                                  -----------------------
                    satisfaction of the conditions set forth in this Agreement to the issuance of Letters of Credit, the Issuing Bank shall issue commercial Letters of Credit for the account of the Company or Panel Concepts (subject to Section 3.9.6) for the
                                                          -------------
                    benefit of trade creditors to which Panel Concepts owes payment for supplies in connection with its furniture manufacturing activity, so long as the L/C Obligations with respect to such commercial Letters of Credit do not, and with the issuance of the requested commercial Letter of Credit would not, exceed $150,000 in the aggregate as to all such commercial Letters of Credit. The Company shall be the account party under, and shall be liable for the repayment of any drawing under, all such commercial Letters of Credit.

                              (c) Letter of Credit Draws are Loans under this
                                  -------------------------------------------
                    Agreement.  Company and each Bank agree that any draws under
                    ---------
                    any Letters of Credit shall constitute Revolving Loans under this Agreement for all purposes. Without limiting the foregoing, (i) all draws under any Letter of Credit shall bear interest and be repaid as Revolving Loans outstanding under this Agreement, and (ii) if, at the time any draw is made under any Letter of Credit, an Event of Default has occurred or the Revolving Loans Maturity Date has passed or the Revolving Loans have been accelerated or are otherwise due and payable, such draw under such Letter of Credit shall be immediately due and payable in full. Promptly upon being notified by the Agent (after Agent has received notice from the Issuing Bank) that a draw has occurred under any Letter of Credit, each Bank shall reimburse the Agent, for the benefit of the Issuing Bank, for that Bank's Pro Rata Share of such draw.

                        3.9.3   Request for Credit.  The Company, on or after
                                ------------------
               the date of this Agreement, shall give the Issuing Bank notice of its request for the issuance of a Letter of Credit by delivering to the Issuing Bank (with a copy to the Agent) a duly executed and completed L/C Application on Issuing Bank's then current form (herein, an "L/C Application"). Such request shall specify: (i) the date on which the issuance of the Letter of Credit is requested to be made (which day shall be a Banking
               Day), and (ii) the amount of the Letter of Credit. Subject to the conditions herein, the Issuing Bank will issue the Letter of Credit as soon as reasonably practicable after receiving the above described notice.

                        3.9.4    Issuance Fees.  For each Letter of Credit
                                 -------------
               issued by the Issuing Bank (and upon any renewal thereof), the Company shall pay to the Agent, for the account of each Bank in accordance with its Pro Rata Share, from the Company's own funds (and not from proceeds of Loans) a fee equal to 1.00% per annum times the length of the term of the Letter of Credit (or renewal
               -----
               thereof) expressed in years times the dollar amount of the Letter
                                           -----
               of Credit and to the Agent, for the account of the Issuing Bank, from the Company's own funds (and not from proceeds of Loans) a fee equal to .25% per annum times the length of the term of the
                                           -----
               Letter of Credit (or renewal thereof) expressed in years times
                                                                        -----
               the dollar amount of the Letter of Credit (collectively, the "Issuance Fee").

                        3.9.5    Conditions Precedent to Issuance of Letters of
                                 ----------------------------------------------
               Credit.  The obligation of the Issuing Bank to issue any Letter
               ------
               of Credit requested by the Company is subject to satisfaction of the following conditions precedent:

                              (a) Conditions to Loans shall be Satisfied.  Each
                                  --------------------------------------
                    of the conditions specified in Sections 6.2 and 6.3 to
                                                   --------------------
                    Borrowings shall also be applicable as conditions precedent to the issuance of any Letter of Credit.

                              (b) L/C Application.  The Issuing Bank  shall have
                                  ---------------
                    received from the Company, in form and substance satisfactory to the Issuing Bank, (i) a duly executed and completed L/C Application which L/C Application shall set forth, among other things, the beneficiary, the amount, and the term of the proposed Letter of Credit, and (ii) a duly executed and completed

                    Request for Letter of Credit (in the form attached hereto as Exhibit "C-2").

                              (c) Issuing Bank Approval.  The Issuing Bank shall
                                  ---------------------
                    have determined that the amount of any requested Letter of Credit, the beneficiary thereof and the other terms contained in the documents pertaining to such Letter of Credit are satisfactory to the Issuing Bank in the exercise of its sole discretion.

                              (d) Payment of Fees.  The Company shall pay the
                                  ---------------
                    applicable Issuance Fee. The applicable Issuance Fee shall be payable prior to the issuance (or renewal) of any Letter of Credit and shall be paid by the Company to the Agent. In addition, the Company shall pay all reasonable and customary fees and costs described in the documents pertaining to such Letter of Credit.

                              (e) Telephone Confirmation.  Prior to the issuance
                                  ----------------------
                    of any Letter of Credit, the Issuing Bank shall confirm by telephone with the Agent that, following the issuance of such Letter of Credit, none of the limitations set forth in
                    Section 3.9 would be violated.
                    -----------

               3.9.6  Subsidiary Letters of Credit.  The Company has requested
                      ----------------------------
     that Letters of Credit from time to time upon its request be issued by the Issuing Bank (the "Subsidiary Letters of Credit") with Standard Pacific of Texas, Inc. or Panel Concepts (the "Letter of Credit Subsidiaries") as the "account party" (which would be liable under the reimbursement agreements pertaining to such Subsidiary Letters of Credit) thereunder. Subsidiary Letters of Credit shall constitute "Letters of Credit" hereunder, and all terms and conditions specified above in this Section 3.9 with respect to
                                                  -----------
     Letters of Credit shall be applicable to such Subsidiary Letters of Credit. Without limiting the foregoing, any draws under such Subsidiary Letters of Credit shall constitute Loans hereunder which the Company is obligated to repay (as more fully set forth in Section 3.9.2(c) above), all amounts
                                       ----------------
     remaining undrawn on under all such Subsidiary Letters of Credit shall constitute part of the "L/C Obligations", the $150,000 sublimit for Panel Concepts (specified in Section 3.9.2(b) above) shall include all Subsidiary
                            ----------------
     Letters of Credit in which Panel Concepts is the account party, and the fees and issuance procedures shall be as specified above. In addition to all terms and conditions specified in Section 3.9.5 above to the issuance of Letters
                                 ----------------
     of Credit, it shall be a condition to the issuance of any Subsidiary Letter of Credit that the Company shall have executed the Guaranty of the Subsidiary Letters of Credit as well as such other documents as the Issuing Bank may reasonably request (and shall have reaffirmed such guaranty from time to time upon Issuing Bank's request). All waivers and releases made by the Company which are set forth in the Guaranty of the Subsidiary Letters of Credit are incorporated herein by this reference and shall also be applicable to any Loans (and the Company's obligation to repay such Loans) made or to be made under Section 3.9.2(c) hereof with respect to draws
                              ----------------
     under the Subsidiary Letters of Credit.

          3.10 Term Loan Conversion Option.
               ---------------------------

               3.10.1  Amount and Effect of Term Loan.  Upon written notice to
                       ------------------------------
     each Bank not less than thirty (30) days prior to the end of a calendar quarter up to and including the calendar quarter ending on the Term Loan Election Date, the Company may elect to convert not less than $25,000,000 and not more than $75,000,000 of the Total Aggregate Commitment to a term loan (the "Term Loan") effective at the beginning of the next calendar quarter (the "Term Loan Conversion Date") under the terms and conditions set forth herein. On the Term Loan Conversion Date, the Total Aggregate Commitment shall be reduced by the amount of the Term Loan, the Commitment of each Bank that makes a portion of the Term Loan shall also be ratably reduced in accordance with such Bank's share of the Term Loan, and the Commitment of each Bank that does not make a portion of the Term Loan shall not be reduced; and the proceeds of the Term Loan shall first be applied to
                                                             -----
     reduce the aggregate outstanding principal amount of the Revolving Loans to the extent that the aggregate principal amount of the then outstanding Revolving Loans exceeds the Total Aggregate Commitment as reduced by the
                                                            -- -------
     amount of the Term Loan, before the Company may use the proceeds of the Term Loan for any other purpose. This Term Loan conversion option may be exercised only once.

               3.10.2  Repayment of Term Loan.  Principal and interest with
                       ----------------------
     respect to the Term Loan shall be paid in accordance with Article 4 hereof.
                                                               ---------

               3.10.3  Conditions Precedent to Term Loan Conversion.  The Term
                       --------------------------------------------
     Loan conversion is subject to the following conditions precedent:

                    (a) Conditions to Loans Shall be Satisfied.  Each of the
                        --------------------------------------
          conditions specified in Sections 6.2 and 6.3 to Borrowings shall also
                                  ------------     ---
          be
          applicable to as conditions precedent to the Term Loan conversion.

                    (b) Payment of Fee.  The Company shall have paid to the
                        --------------
          Agent, for the account of each Bank in accordance with its Pro Rata Share, from the Company's own funds (and not from proceeds of Loans) a fee equal to .50% times the dollar amount of the Term Loan.
                            -----

                    (c) Term Notes.  The Company shall have executed and
                        ----------
          delivered to each Bank a Term Note, substantially in the form of Exhibit "A-2" attached hereto and made a part hereof, in the amount of
          ------------
          its Pro Rata Share of the Term Loan.

               3.10.4  All Banks Participate.  All Banks shall be required to
                       ---------------------
     participate in accordance with their Pro Rata Share in the Term Loan,

     including those Banks which refuse to extend the Revolving Loans Maturity
     ---------
     Date pursuant to Section 4.18 hereof and the Term Loan Election Date pursuant to Section 3.10.5 hereof; provided that:
                                        --------

                    (a) Any non-renewing Bank need not participate in any Term Loan as to which the Term Loan Conversion Date is to occur following the Non-Renewing Bank Term Loan Election Date applicable to such non-renewing Bank; and

                    (b) If less than all of the Banks are obligated to participate in the Term Loan pursuant to the foregoing provisions of this Agreement, the remaining renewing Banks may reduce the amount of the Term Loan they are obligated to fund and participate in pursuant to Section 3.10.1 ratably in accordance with the Commitments of the non-renewing Banks that are no longer obligated to participate in the Term Loan.

               3.10.5 Extension of Term Loan Election Date.  Term Loan Election
                      ------------------------------------
     Date may be extended to the first anniversary of the then applicable Term Loan Election Date, at the sole discretion of each of the Banks, upon receipt from the Company of an Extension Request delivered to the Agent not earlier than 60 days and not later than 30 days prior to the then existing Term Loan Election Date. No such extension shall be effective as to a particular Bank without the approval of such extension by such Bank. Approval or disapproval of each such extension shall be in the sole and absolute discretion of each Bank. Each Bank shall notify the Agent and the Company, in writing and within 20 days of receipt of an Extension Request, whether it will extend the Term Loan Election Date. The Term Loan Election Date shall be extended to the first anniversary of the then effective Term Loan Election Date as to all Banks that approve such extension. If any Bank elects not to extend the Term Loan Election Date, or does not give notice of its election to extend the Term Loan Election Date on or before the date which is 10 days before the then applicable Term Loan Election Date, the Term Loan Election Date shall not be extended as to such non-renewing Bank. Furthermore, the Term Loan Election Date shall not be extended as to any Bank unless such Bank concurrently agrees to extend the Revolving Loans Maturity Date as to such Bank pursuant to section 4.18 hereof (so that in no event shall the Term Loan Election Date be extended if that would allow for the possibility that the Term Loan Maturity Date could extend by more than one year past the applicable Revolving Loans Maturity Date if the Term Loan conversion option were exercised by the Company as provided for in Section 4.18).


ARTICLE 4:  PAYMENTS AND FEES.
            -----------------

          4.1  Principal and Interest.
               ----------------------

               (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Borrowing from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth herein both before and after default and before and after maturity and judgment, with interest on overdue interest to bear interest at the rate specified in
     Section 4.4.  Upon any partial prepayment or redesignation of outstanding
     -----------
     Reference Rate Borrowings, interest accrued through the date of such prepayment or redesignation shall be payable on the next following Interest Payment Date and shall be deducted from the Account on such date. Insufficient funds in the Account shall not excuse the Company's obligation to pay accrued interest on the Interest Payment Date. Upon any partial prepayment or payment in full or redesignation or conversion of any IBOR Borrowing, or upon any payment or redesignation in full of all outstanding Reference Rate Borrowings, interest accrued through the date of such prepayment, payment, redesignation or conversion shall be payable on the next following Interest Payment Date.

               (b) Interest on each Reference Rate Borrowing shall be computed on the basis of a year of 360 days and the actual number of days elapsed, at the Reference Rate times the total principal balance outstanding
                           -----
     under each Note. Interest accrued on each Reference Rate Borrowing shall be payable on each Interest Payment Date, commencing with the first such date to occur after the Closing Date, and shall be deducted from the Account on each such Interest Payment Date. Insufficient funds in the Account shall not excuse the Company's obligation to pay accrued interest on the Interest Payment Date. The Agent shall use its best efforts to notify the Company of the amount of interest so payable prior to each Interest Payment Date, but failure of the Agent to do so shall not excuse payment of such interest when payable. Except as otherwise provided in Section 4.4, the unpaid
                   ------                          -----------
     principal amount of any Reference Rate Borrowing shall bear interest at a fluctuating rate per annum equal to the Reference Rate. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Reference Rate. Each change in the Reference Rate shall be effective as of 12:01 a.m. on the Banking Day on which the change in the Reference Rate is announced, unless otherwise specified in such announcement, in which case the change shall be effective as so specified.

               (c) Interest on each IBOR Borrowing shall be computed on the basis of a year of 360 days and the actual number of days elapsed.
     Interest accrued on each IBOR Borrowing which is for a term of 30 days or less shall be payable on the next Interest Payment Date following the maturity date of that IBOR Borrowing. Interest accrued on each other IBOR Borrowing outstanding as of each Interest Payment Date, commencing with the first such date to occur after the Closing Date: (i) shall be payable on each such Interest Payment Date and shall be deducted from the Account on such date, and (ii) shall be payable on the next Interest Payment Date following the maturity date of that IBOR Borrowing. Insufficient funds in the Account shall not excuse the Company's obligation to pay accrued interest on the Interest Payment Date. The Agent shall use its best efforts to notify the Company of the amount of interest so payable prior to each such date, but failure of the Agent to do so shall not excuse payment of such interest when payable. The unpaid principal amount of any IBOR Borrowing shall bear interest at a rate per annum equal to the IBOR Rate for that IBOR Borrowing plus the applicable IBOR Rate Spread.
                             ----

               (d) If not sooner paid, the principal indebtedness evidenced by each Note shall be payable as follows:

                    (i) subject to the applicable provisions of this Agreement providing for automatic redesignation of Borrowings upon compliance with Section 3.4, the principal amount of each Borrowing shall be
               -----------
          payable on the last day of the IBOR Period for such Borrowing;

                    (ii) the amount, if any, by which the principal indebtedness evidenced by each Revolving Note at any time exceeds the applicable Bank's Commitment shall be payable immediately;

                    (iii)  the amount of each payment required pursuant to
          Section 4.16 shall be payable immediately;
          ------------

                    (iv) all outstanding Revolving Loans (other than as specified in subparagraph (v) below) shall be payable on the Revolving Loans Maturity Date;

                    (v) the principal of any Revolving Note held by a Bank which refuses to extend the Maturity Date pursuant to Section 4.18, if not
                                                          ------------
          sooner paid, shall be payable on such Bank's Non-Renewing Bank Revolving Loan Maturity Date; and

                    (vi) The principal amount of the Term Loan shall be due and payable in twelve (12) equal quarterly payments, due and payable commencing on the last day of the calendar quarter in which the Term Loan Conversion Date occurs, and continuing on the last day of each calendar quarter thereafter until the Term Loan Maturity Date, at which time any and all remaining outstanding principal under the Term Loan (and any other amounts owing in connection with the Term Loan not otherwise paid when due) shall be due and payable in full.

               (e) Each Note may, at any time and from time to time, be paid or prepaid in whole or in part, provided that (i) any partial prepayment shall
                                  --------
     be an integral multiple of $10,000, (ii) any partial prepayment shall be in an amount not less than $100,000, (iii) except as required by subsection
                                             ------
     (d) above, no IBOR Borrowing may be paid or prepaid in whole or in part prior to the last day of the applicable IBOR Period without the prior consent of each Bank, and, notwithstanding such required prepayment or such consent, any payment or prepayment of all or any part of any IBOR Borrowing on a day other than the last day of the applicable IBOR Period shall be made on an IBOR Banking Day, as applicable, and shall be preceded by at least five (5) IBOR Banking Days, as applicable, written notice to the Agent of the date and amount of such payment or payments, and (iv) any prepayment of an IBOR Borrowing shall be accompanied by a prepayment fee calculated in accordance with subsection
     (f) below.

               (f) Prepayment fees shall be calculated as follows (and determined as though 100% of the IBOR Borrowing had been funded in the IBOR Market):

                    (i) principal amount of the IBOR Borrowing, times [the
                                                                -----
          number of days between the date of prepayment and the last day in the applicable IBOR Period] divided by 360, times the applicable Interest
                                  ----------      -----
          Differential; plus
                        ----

                    (ii) all reasonable out-of-pocket expenses (including Attorney Costs) incurred by the Banks and reasonably attributable to such prepayment; provided that no prepayment fee shall be payable (and
                           --------
          no credit or rebate shall be required) if the product of the foregoing formula is not positive.

     The Agent's determination of the amount of any prepayment fee shall be conclusive in the absence of manifest error.

          Nothing contained in this Section 4.1 shall relieve the Company from
                                    -----------
its obligation to make interest payments to the Banks on each Interest Payment Date (in accordance with the terms and conditions contained herein) in the event the funds held in the Account are insufficient to make such interest payments on any such Interest Payment Date.

          4.2  Unused Fee.  For the period commencing on the date of this
               ----------
Agreement and ending on the Revolving Loans Maturity Date, the Company shall pay to the Agent for the account of each Bank in accordance with its Pro Rata Share an unused fee, computed on the basis of a year of 360 days and the actual number of days elapsed, at the rate of .250% per annum times the average daily
                                                -----
difference between (a) the Total Aggregate Commitment, and (b) the total principal balance outstanding under the Revolving Notes plus the L/C Obligations (the "Unused Amounts"), for all Unused Amounts up to $100,000,000; and .375% per annum times the average daily difference between (i) the Total Aggregate
      -----
Commitment and (ii) the total principal balance outstanding under the Revolving Notes plus the L/C Obligations, for all Unused Amounts over $100,000,000. The unused fee accrued as of the last day of

September, December, March and June of each year shall be payable in arrears on the day on which the Agent notifies the Company of the amount due, except that
                                                                   ------
upon payment of each Revolving Note in full, the unused fee accrued to the date of payment shall be payable on the date of payment.

          4.3  Commitment Fee.  For the period commencing on the date of this
               --------------
Agreement and ending on the Revolving Loans Maturity Date, the Company shall pay to the Agent for the account of each Bank in accordance with its Pro Rata Share a commitment fee, computed on the basis of a year of 360 days and the actual number of days, at the rate of .125% per annum times the amount of the Total
                                               -----
Aggregate Commitment. The Commitment Fee shall be payable quarterly in advance on the first day of each January, April, July, and October of each year.

          4.4  Late Payments.  Should any installment of principal or interest
               -------------
or any fee or cost or other amount payable under any Loan Document to the Banks not be paid within 15 days of when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Reference Rate plus 2.00% per annum, to the fullest extent permitted by
               ----
applicable Law.  Accrued and unpaid interest on past due amounts (including,
                                                                  ---------
without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Law.

          4.5  Taxes.  All payments payable to the Banks hereunder or with
               -----
respect to the Loan Documents shall be made to the Banks without deductions for any Taxes or Other Taxes except to the extent the Company is required by any Law or Governmental Authority to withhold and except in accordance with Section
                                                                    -------
10.10 to the extent, if any, that such amounts are required to be withheld by
-----
the Agent under the laws of the United States of America or any other applicable taxing authority.

          4.6  Illegality.
               ----------

               (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make IBOR Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make IBOR Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

               (b) If a Bank determines that it is unlawful to maintain any IBOR Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such IBOR Borrowings of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.8, either on the last day of
                                        -----------
     the IBOR Period thereof, if the Bank may lawfully continue to maintain such IBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such IBOR Rate Loan. If the Company is required to so prepay any IBOR Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Loan.

               (c) If the obligation of any Bank to make or maintain IBOR Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as IBOR Rate Loans shall be instead Reference Rate Loans.

               (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Reference Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

          4.7  Increased Costs and Reduction of Return.
               ----------------------------------------

               (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the IBOR Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any IBOR Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

               (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
     (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

          4.8  Funding Losses.  The Company shall reimburse each Bank and hold
               --------------
each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

               (a) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Request for Borrowing or a Request for Redesignation of Borrowing; or

               (b) the prepayment (including pursuant to Section 4.16) or other
                                                         ------------
     payment (including after acceleration thereof) of an IBOR Rate Loan on a day that is not the last day of the relevant IBOR Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its IBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Such loss or expense shall be calculated as follows (and determined as though 100% of the IBOR Borrowing had been funded in the IBOR Market):

                    (i) principal amount of the IBOR Borrowing, times [the
                                                                -----
          number of days between the date of the event and the last day in the applicable IBOR Period] divided by 360, times the applicable Interest
                                  ----------      -----
          Differential; plus
                        ----

                    (ii) all out-of-pocket expenses (including Attorney Costs) incurred by the Banks and reasonably attributable to such event; provided that no prepayment fee shall be payable (and no credit or
          --------
          rebate shall be required) if the product of the foregoing formula is not positive.

          4.9  Inability to Determine Rates.  If any Bank determines that for
               ----------------------------
any reason adequate and reasonable means do not exist for determining the IBOR Rate for any requested IBOR Period with respect to a proposed IBOR Rate Loan, or that the IBOR Rate applicable pursuant to subsection 4.1(c) for any requested IBOR Period with respect to a proposed IBOR Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain IBOR Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of such Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Request for Borrowing or Request for Redesignation of Borrowing then submitted by it. If the Company does not revoke such Request, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Reference Rate Loans instead of IBOR Rate Loans, as the case may be.

          4.10 Reserves on IBOR Rate Loans.  The Company shall pay to each Bank,
               ---------------------------
as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each IBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

          4.11 Certificates of Banks.  Any Bank claiming reimbursement or
               ---------------------
compensation under this Article 4 shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

          4.12 Substitution of Banks.  Upon the receipt by the Company from any
               ---------------------
Bank (an "Affected Bank") of a claim for compensation under Section 4.7 or
          -------------                                     -----------
Section 4.15, the Company may:  (i) request the Affected Bank to use its best
------------
efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); or (ii) request one or more
                                ----------------
of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

          4.13 Survival.  The agreements and obligations of the Company in this
               --------
Article 4 shall survive for one year following the payment in full of all Obligations.

          4.14 Manner and Treatment of Payments.  The amount of each payment
               --------------------------------
hereunder or on each Note shall be made to each applicable Bank in immediately available funds on the day of payment (which must be a Banking Day). Any payment received after 11:00 a.m., California time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. Whenever any payment to be made hereunder or on each Note is due on a day that is not a Banking Day, payment shall be made on the next succeeding Banking Day; provided that the extension shall be included in the computation of interest owing on the next following Interest Payment Date. Any payment of the principal of any IBOR Borrowing shall be made on an IBOR Banking Day as applicable.

          4.15 Change in Capital Requirements; Additional Costs.  If a Bank at
               ------------------------------------------------
any time subsequent to the date of this Agreement determines that the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank under any Law or any guideline, request or directive of any Governmental Authority is based on or increased by advances and/or commitments of the type contemplated by this Agreement, then Company shall pay to the Bank on demand such additional amounts as the Bank may reasonably determine to be sufficient to compensate the Bank or such other corporation in light of such circumstances to the extent that the Bank reasonably determines that the maintenance of such capital is allocable to advances and/or commitments under this Agreement. If the occurrence of any Special Circumstance or other regulatory development, or the imposition of any Tax or Other Tax, or change in applicable Law, shall result in an increase in the cost to the Bank of making, funding, maintaining or continuing the funding of any Borrowing, then Company shall pay to the Bank on demand such additional amounts as the Bank determines to be necessary to compensate the Bank for such increased cost.

          4.16 Mandatory Prepayment.  In the event that the aggregate principal
               --------------------
amount of the outstanding Loans plus the L/C Obligations at any time exceeds the
                                ----
limitations specified in Section 3.6 (whether because of the outstanding amount
                         -----------
of the Loans or L/C Obligations, or because of the other outstanding Total Borrowing Base Home Building Indebtedness), the Company shall immediately make a prepayment of the Loans in such amount as is necessary to cause the amount of outstanding Loans plus L/C Obligations to comply with the limitations of Section
                  ----                                                   -------
3.6.  In the event that the L/C Obligations at any time exceed the Borrowing
---
Base, the Company shall immediately upon demand by the Agent deposit with the Agent, for the benefit of the Banks, an amount in cash equal to the amount by which the outstanding L/C Obligations exceed the Borrowing Base. Such cash shall be deposited in an interest bearing account with the Agent as to which the Company shall have no right of withdrawal except as provided below. At such time as the Borrowing Base once again equals or exceeds the outstanding L/C Obligations, and provided no other Event of Default is outstanding and the Company is otherwise in compliance with this Agreement, the amount so deposited by the Company in such restricted account with the Agent, together with any interest accrued thereon, shall be remitted to the Company.

          4.17 Agency Fee And Other Consideration Payable To Agent.  The Banks
               ---------------------------------------------------
acknowledge that pursuant to a fee letter agreement of even date herewith between the Agent, BofA and the Company (the "Fee Letter Agreement"), the Company has agreed to pay the Agent an agency fee and other fees and compensation as consideration for the Agent's performance of its duties as Agent under this Agreement, as more fully set forth in the Fee Letter Agreement. The Borrower covenants and agrees to pay such agency fee and other fees and compensation to the Agent at the times and in the manner set forth in the Fee Letter Agreement. The agency fee and other fees and compensation payable to the Agent under the Fee Letter Agreement shall belong solely to the Agent, and Agent shall not be required to share any such agency fee or other fees or compensation specified in the Fee Letter Agreement with any of the other Banks.

          4.18  Maturity Date Extension Option.
                ------------------------------

               (a) The Revolving Loans Maturity Date may be extended to the first anniversary of the then applicable Revolving Loans Maturity Date, at the sole discretion of each of the Banks, upon receipt from the Company of an Extension Request delivered to the Agent not earlier than ninety (90) days and not later than sixty (60) days prior to the date which is two (2) years prior to the then existing Revolving Loans Maturity Date. No such extension shall be effective as to a particular Bank without the approval of such extension by such Bank, and no Bank may agree to an extension of the applicable Revolving Loan's Maturity Date without concurrently agreeing to an extension of the applicable Term Loan Conversion Date (and any Bank that agrees to an extension of the application Revolving Loan's Maturity Date shall automatically be deemed to have agreed to an extension of the applicable Term Loan Conversion Date pursuant to Section 3.10.5 hereof). Approval or disapproval of each such extension shall be in the sole and absolute discretion of each Bank. Each Bank shall notify the Agent and the Company, in writing and within 30 days of receipt of an Extension Request, whether it will extend the Revolving Loans Maturity Date. If all Banks approve such extension on or before the date for which the request is made, the Revolving Loans Maturity Date shall be extended to the first anniversary of the then effective Revolving Loans Maturity Date.

               (b) If any Bank elects not to extend the Revolving Loans Maturity Date, or does not give notice of its election to extend the Revolving Loans Maturity Date on or before the date which is thirty (30) days before the date which is two (2) years prior to the previously applicable Revolving Loans Maturity Date, the Company may, at its option to be exercised in its sole discretion, by delivery of written notice to all of the Banks at any time prior to the previously applicable Revolving Loans Maturity Date, either:

                    (i) Repay all Revolving Loans from the non-renewing Bank(s), reduce the Total Aggregate Commitment by an amount equal to the Pro Rata Share of the Revolving Loans of the non-renewing Bank(s) effective on the date of repayment of the non-renewing Bank(s) (which date must be on or before the Non-Renewing Bank Revolving Loans Maturity Date), amend the Commitments of the renewing Banks to reflect a ratable allocation of the Total Aggregate Commitment as thus reduced, effective as of the date of repayment of the non-renewing Bank(s), and extend the Revolving Loans Maturity Date by one year as to the renewing Banks; or

                    (ii) Reduce the Total Aggregate Commitment by an amount equal to the Pro Rata Share of the Revolving Loans of the non-renewing Bank(s) effective on a date specified by the Company (which date must be on or before the Non-Renewing Bank Revolving Loans Maturity Date), amend the Commitments of the renewing Banks to reflect a ratable allocation of the Total Aggregate Commitment as thus reduced, effective as of the date specified by the Company as provided above, extend the Revolving Loans Maturity Date by one year as to the renewing Banks and retain the Non-Renewing Bank Revolving Loans Maturity Date as the date of maturity of principal of the Pro Rata Share of Revolving Loan proceeds disbursed by the non-renewing Banks; or

                    (iii) Identify an Eligible Assignee to purchase, without recourse, at par, all or the remaining portion of the non-renewing Bank's Commitment on or before the Non-Renewing Bank Revolving Loans Maturity Date for such Bank. Such Eligible Assignee must agree to a Revolving Loans Maturity Date and a Term Loan Election Date which is coterminous with the Revolving Loans Maturity Date and the Term Loan Election Date for all of the renewing Banks and must be approved by the Agent, which approval shall not be unreasonably withheld or delayed.


ARTICLE 5:  SECURITY.
            --------

          5.1  Unsecured Credit.  The Obligations shall be unsecured.
               ----------------


ARTICLE 6:  CONDITIONS.
            ----------

          6.1  Conditions to Disbursement of First Borrowings.  The obligation
               ----------------------------------------------
of the Banks to make the first new disbursement of the Loan Proceeds (other than those Proceeds already outstanding under the Fourth Amended Credit Agreement) is subject to the conditions precedent specified in Section 11.21.
                                                 -------------

          6.2  Conditions for Subsequent Borrowings or for a Redesignation of
               --------------------------------------------------------------
Borrowings.  The obligation of the Banks to make any subsequent Borrowing or
----------
redesignation of Borrowing is subject to the following conditions precedent:

               (a) the representations and warranties contained in Sections 7.1
                                                                   ------------
     through 7.12, inclusive, and Sections 7.13 and 7.14, inclusive, as of the
     ------------                 ----------------------
     latest reporting required under this Agreement, shall be correct in all Material respects on and as of the date of the Borrowing, or redesignation thereof, as though made on and as of that date, and no Event of Default or event that could become an Event of Default upon the giving of notice and/or the passage of time shall have occurred and be continuing; and

               (b) the Company shall, at its sole expense, deliver or cause to be delivered to the Agent, in form and substance satisfactory to the Agent, a Request for Borrowing or a Request for Redesignation of Borrowing, as applicable.

          6.3  Any Borrowing.  In addition to any applicable conditions
               -------------
precedent set forth elsewhere in this Article 6, the obligation of the Banks to make any Loan is subject to the conditions precedent that the representations and warranties con tained in Section 7.2 shall be true and correct in all
                             -----------
Material respects on and as of the date of such Loan as though made on and as of that date, and that there shall not have occurred any default which would constitute an Event of Default or which would upon notice or the passage of time constitute an Event of Default.


ARTICLE 7:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
            ---------------------------------------------

          The Company represents and warrants to each Bank that:

          7.1  Incorporation, Qualification, Powers and Capital Stock.  The
               ------------------------------------------------------
Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, is duly qualified to do business as, and is in good standing as, a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, and has all requisite power and authority to conduct its business and to own and lease its properties. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with all applicable state and federal securities and other Laws.

          7.2  Execution, Delivery and Performance of Loan Documents.
               -----------------------------------------------------

               (a) The Company has all requisite power and authority to execute and deliver, and to perform all of its obligations under, the Loan Documents.

               (b) Guarantor has all requisite power and authority to execute and deliver, and to perform all of its obligations under the Guaranty.

               (c) The execution and delivery by the Company of, and the performance by the Company of each of its obligations under, each Loan Document, and the execution and delivery by each Guarantor of, and the performance by each Guarantor of each of its obligations under the Guaranty, have been duly authorized by all necessary action and do not and will not:

                    (i) require any consent or approval not heretofore obtained of any stockholder, security holder or creditor of the Company, any Subsidiary or any Guarantor;

                    (ii) violate any provision of the certificate of incor poration or bylaws of the Company or any Guarantor or any provision of the articles or certificate of incorporation, bylaws or partnership agreement of any Subsidiary;

                    (iii) result in or require the creation or imposition of any lien, claim or encumbrance (except to the extent that any lien is created under this Agreement) upon or with respect to any property now owned or leased or hereafter acquired by the Company, any Subsidiary or any Guarantor;

                    (iv) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company, any Subsidiary or any Guarantor; or

                    (v) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Material agreement, lease or instrument to which the Company, any Subsidiary or any Guarantor is a party or by which the Company, any Subsidiary or any Guarantor or any property of the Company, any Subsidiary or any

          Guarantor is bound or affected.

                         (d) The Company, each Subsidiary and each Guarantor is
               not in default under any Law, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in Sections 7.2(c)(iv) or 7.2(c)(v) above,
                                       --------------------------------
               in any respect that is Materially adverse to the interests of any Bank, or that could Materially impair the ability of the Company, its Subsidiaries and each Guarantor taken as a whole to perform its obligations, under the Loan Documents, as applicable or that has a Material adverse effect on the business or financial condition of the Company, any Subsidiary or any Guarantor.

                         (e) No authorization, consent, approval, order,
               license, permit or exemption from, or filing, registration or qualification with, any Governmental Authority not heretofore obtained is or will be required under applicable Law to authorize or permit the execution, delivery and performance by the Company or any Guarantor of, all of its obligations under, the Loan Documents.

                         (f) Each of the Loan Documents, when executed and
               delivered, will constitute the legal, valid and binding obligations of the Company and each Guarantor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors' rights generally or equitable principles relating to the granting of specific performance or other equitable remedies as a matter of judicial discretion.

                    7.3  Compliance with Laws and Other Requirements.  The
                         -------------------------------------------
          Company is in compliance in all Material respects with all Laws and other requirements applicable to its business and has obtained all Material authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all Material filings, registrations or qualifications with, any Governmental Authority that is necessary for the transaction of its business.

                    7.4  Subsidiaries.
                         ------------

                         (a) Exhibit "F" hereto correctly sets forth the names
               and jurisdictions of incorporation or formation of all present Subsidiaries. Except as described in Exhibit "F", the Company does not own any capital stock or equity interest or partnership interest in any Person other than the Subsidiaries with the exception of certain real estate development joint ventures in which the Company is a joint venturer which have previously been disclosed to the Banks in writing (and in which the Company's net investment does not exceed the $15,000,000 limitation of Section
                                                                        -------
               8.13).  All outstanding shares of capital stock or partnership
               ----
               interests, as the case may be, of each Subsidiary that are owned by the Company or any Subsidiary are (i) owned of record and beneficially by the Company and/or by one or more Subsidiaries, free and clear of all liens, claims, encumbrances and rights of others, and are (ii) duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with all applicable state and federal securities and other Laws. The Company may update Exhibit "F" from time to time by sending written notice to the Agent.

                         (b) Each Subsidiary is a corporation, partnership or
               limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, is duly qualified to do business as, and is in good standing as, a foreign corporation, partnership or limited liability company in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, and has all requisite power and authority to conduct its business and to own and lease its properties.

                         (c) Each Subsidiary is in compliance in all Material
               respects with all Laws and other requirements applicable to its business and has obtained all Material authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all Material filings, registrations or qualifications with, any Governmental Authority that is necessary for the transaction of its business.

                    7.5  Affiliated Partnerships.  There are no Affiliated
                         -----------------------
          Partnerships presently in existence which are not Subsidiaries listed on Exhibit "F" hereto, with the exception of certain real estate development joint ventures in which the Company is a joint venturer which have previously been disclosed to the Banks in writing (and in which the Company's net investment does not exceed the $15,000,000 limitation of Section 8.13).
                        ------------

                    7.6  Financial Statements of the Company and the
                         -------------------------------------------
          Subsidiaries.  The Company has furnished to the Banks a copy of the
          ------------
          Form 10-K of the Company and the Subsidiaries as of December 31, 1995, a copy of the Form 1O-Q of the Company and the Subsidiaries dated as of September 30, 1996, and the related unaudited financial statements (and for the September 30, 1996 1O-Q the other information required by
          Section 8.10(b) was also furnished to the Banks).  Such financial
          ---------------
          statements and the notes thereto fairly present in all Material respects the consolidated financial position of the Company and the Subsidiaries as at the dates specified therein and the consolidated results of operations and cash flows for the period then ended, all in conformity with generally accepted accounting principles applied on a consistent basis.

                    7.7  No Material Adverse Change.  There has been no Material
                         --------------------------
          adverse change in the condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, from the financial condition of the Company and the Subsidiaries, taken as a whole, since December 31, 1995, and the Company and the Subsidiaries, taken as a whole, do not have any Material liability or, to the best knowledge of the Company, Material contingent liability, not reflected or disclosed in the financial statements or notes thereto described in Section 7.6.
                                                                    -----------

                    7.8  Tax Liability.  The Company and each Subsidiary have
                         -------------
          filed all tax returns (federal, state and local) required to be filed by them and have paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any. To the best knowledge of the Company, there does not exist any substantial likelihood that any Governmental Authority will successfully assert a tax deficiency against the Company or any Subsidiary that is Material to the Company and the Subsidiaries, taken as a whole, that has not been adequately reserved against in the financial statements described in Section 7.6. The
                                                           -----------
          Company and each Subsidiary has established and is maintaining adequate reserves for tax liabilities, if any, sufficient to comply with generally accepted accounting principles.

                    7.9  Litigation.  There are no actions, suits or proceedings
                         ----------
          pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any Affiliated Partnership, or any property of the Company or any Subsidiary or any Affiliated Partnership, before any Governmental Authority which, if determined adversely to the Company or the Subsidiary or any Affiliated Partnership, could have a Material adverse effect on the interests of any Bank, or could Materially impair the ability of the Company to perform its obligations under the Loan Documents, or could have a Material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole.

                    7.10  Pension Plan.  Neither the Company nor any Subsidiary
                          ------------
          maintains or contributes to any employee Plan (other than the 401K plans presently established by the Company and Panel Concepts, Inc., as to which both corporations have Materially complied with all applicable Laws).

                    7.11  Regulations U and X; Investment Company Act.  Neither
                          -------------------------------------------
          the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meanings of Regulation U of the FRB. No part of the Loan Proceeds will be used to purchase or carry any margin stock, or to extend credit to others for that purpose, or for any purpose that violates the provisions of Regulations U or X of the Board of Governors. Neither the Company nor any Subsidiary is or is required to be registered under the Investment Company Act of 1940.

                    7.12  No Default.  No event has occurred and is continuing
                          ----------
          that is an Event of Default or that could become an Event of Default upon the giving of notice and/or the passage of time.

                    7.13  Borrowing Base.  The Total Borrowing Base Home
                          --------------
          Building Indebtedness does not exceed the Borrowing Base.

                    7.14  Borrowing Base Components.  At any time of deter
                          -------------------------
          mination thereof, the value of any component of Real Estate Inventory used to calculate the Borrowing Base does not exceed the GAAP Value of such component of Real Estate Inventory.


          ARTICLE 8:  COVENANTS OF THE COMPANY.
                      ------------------------

                    As long as any Note remains unpaid or any other Obligation remains outstanding or any Commitment remains in effect, unless each Bank otherwise consents in writing:

                    8.1  Consolidated Tangible Net Worth.
                         -------------------------------

                         (a) The Company shall not permit Consolidated Tangible
               Net Worth at any time to be less than the sum of (a) $230,000,000 (the "Base Amount") plus (b) the greater of (i) 50% of the
                                   ----
               cumulative consolidated net income (without deduction for losses sustained during any fiscal year) of the Company and its consolidated Subsidiaries for each fiscal quarter subsequent to the fiscal quarter ended December 31, 1995 or (ii) $2,500,000 per year for each year subsequent to the year ended December 31, 1995; provided, however, that in the event that (i) the Company
                     --------  -------
               divests itself of all its equity interest in Standard Pacific Savings in a stock spin-off to shareholders of the Company, or in the case of changes in the applicable regulations affecting the holding company, through sale, (ii) as a result of such stock spin-off or sale, the Company has no further Material liability or obligation with respect to Standard Pacific Savings, and (iii) such stock spin-off or sale reduces Consolidated Tangible Net Worth by no more than the sum of the Tangible Net Worth of Standard Pacific Savings determined at the time of such stock spin-off or sale plus all reasonable transaction expenses
                                ----
               relating to such stock spin-off or sale, then the Base Amount shall be reduced to $207,000,000.

                         (b) In addition to complying with the requirements of
               subparagraph (a) above, the Company shall not permit the Consolidated Tangible Net Worth of the Company, less the Tangible
                                                               ----
               Net Worth of Standard Pacific Savings, at any time to be less than $207,000,000 plus (b) the greater of (i) 50% of the
                                 ----
               cumulative consolidated net income (without deduction for losses sustained during any fiscal year) of the Company and its consolidated Subsidiaries for each fiscal quarter subsequent to the fiscal quarter ended December 31, 1995, or (ii) $2,500,000 per year for each year subsequent to the year ended December 31, 1995.

                    8.2  Leverage Covenants.
                         ------------------

                         (a) The Company shall not permit, at any time, the
               ratio of Home Building Debt to Home Building Net Worth to exceed
               1.6 to 1.0.

                         (b) The Company shall not permit, at any time, the
               ratio of Consolidated Debt to Consolidated Tangible Net Worth to exceed 2.5 to 1.0.

                    8.3  Payment of Taxes and Other Potential Liens.  The
                         ------------------------------------------
          Company shall pay and discharge promptly, and cause each Subsidiary to pay and discharge promptly, all taxes, assessments and governmental charges or levies imposed upon it, upon its property or any part thereof, upon its income or profits or any part thereof, or upon any right or interest of any Bank under or in respect of any Loan Document, except that neither the Company nor any Subsidiary shall be
                    ------
          required to pay or cause to be paid (a) any income or gross receipts tax generally applicable to banks and imposed on any Bank, or (b) any tax, assessment, charge or levy that is not yet past due, or being actively contested in good faith by appropriate proceedings, as long as the Company or Subsidiary, as the case may be, has established and maintains adequate reserves for the payment of the same and, by reason of nonpayment, no property of the Company or any Subsidiary is in danger of being lost or forfeited. If Standard Pacific Savings elects not to pay property taxes on its undivided interest in the parcel of land in its real estate owned portfolio described as Rose Canyon Ranch located in the County of Orange, California, and also known as Ferber Ranch, the Company will not be in violation of this Section 8.3.
               -----------

                    8.4  Preservation of Existence.  The Company shall preserve
                         -------------------------
          and maintain, and cause each Subsidiary to preserve and maintain, its corporate or partnership existence, as the case may be, and all licenses, rights, franchises and privileges in the jurisdiction of its incorporation or formation and all authorizations, consents, approvals, orders, licenses, permits or exemptions from, or registrations or qualifications with, any Governmental Authority that are necessary for the transaction of its business, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, to do business as a foreign corporation or partnership in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties, except
                                                                      -------
          that neither the complete liquidation or dissolution of any Subsidiary, nor the failure to preserve and maintain any particular license, right, franchise, privilege, authorization, consent, approval, order, permit, exemption, registration or qualification, or to qualify or remain qualified in any jurisdiction, that is not Material to the business or financial condition of the Company and its Subsidiaries taken as a whole will constitute a violation of this covenant, and except that neither the sale of Standard Pacific Savings
                        ------
          nor the sale of Panel Concepts, Inc. will constitute a violation of this covenant.

                    8.5  Maintenance of Properties.  The Company shall maintain,
                         -------------------------
          preserve and protect, and cause each Subsidiary to maintain, preserve and protect, all of its properties in good order and condition, subject to wear and tear in the ordinary course of business and, in the case of unimproved properties, damage caused by the natural elements, and not permit any Subsidiary to permit, any waste of its properties, except that neither (i) the failure to maintain, preserve
                      ------
          and protect a par ticular item of property that is not of Material value, either intrinsically or to the operations of the Company or any Subsidiary, nor (ii) the failure to maintain, preserve and protect a particular item of property due to full compliance with a final written order from a Governmental Agency, will constitute a violation of this covenant.

                    8.6  Maintenance of Insurance.  Except as permitted by
                         ------------------------

          Section 8.21 below, the Company shall maintain, and cause each
          ------------
          Subsidiary to maintain: (a) insurance with responsible companies in such amounts and against such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general area in which the Company or any Subsidiary operates, and
          (b) insurance required by any Governmental Authority having jurisdiction over the Company or any Subsidiary.

                    8.7  Mergers.  The Company shall not merge or consolidate,
                         -------
          or permit any Subsidiary to merge or consolidate, with or into any Person, except that any Subsidiary existing on the date hereof may merge into the Company (provided that the surviving entity is the Company) or into any other Subsidiary; provided that no Subsidiary who is a Guarantor shall merge with or into a non-guarantying Subsidiary.

                    8.8  Books and Records.  The Company shall maintain, and
                         -----------------
          cause each Subsidiary to maintain, full and complete books of account and other records reflecting the results of its operations in conformity with generally accepted accounting principles applied on a consistent basis and all applicable requirements of any Governmental Authority having jurisdiction over the Company or any Subsidiary or any business or properties of the Company or any Subsidiary.

                    8.9  Inspection Rights.  At any time during regular business
                         -----------------
          hours and at any other reasonable time, and as often as requested, the Company shall permit, and cause each Subsidiary to permit, each Bank or any employee, agent or representative thereof to inspect and make copies and abstracts from the records and books of account of, and to visit and inspect the properties of, the Company and any Subsidiary, and to discuss any affairs, finances and accounts of the Company and any Subsidiary with any of their respective officers or directors.

                    8.10  Reporting Requirements.  The Company shall cause to be
                          ----------------------
          delivered to each Bank, in form and detail satisfactory to such Bank:

                         (a) as soon as practicable and in any event within 15
               days after the occurrence of an Event of Default becomes known to the Company, a written statement setting forth the nature of the Event of Default and the action that the Company proposes to take with respect thereto;

                         (b) as soon as available and in any event within 45
               days after the end of each of the first three quarters of each calendar year, a Form 10-Q of the Company and the Subsidiaries as of the end of the quarter most recently ended, and unaudited consolidated balance sheets, statements of income, retained earnings and cash flows of the Company and unaudited consolidating balance sheets and statements of income of the Subsidiaries in the form attached as Schedule 8.10(b) hereto, for such period, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or the treasurer of the Company; (additionally, a schedule shall accompany the unaudited consolidating and consolidated balance sheets which shall reconcile the amounts used to calculate the covenants pursuant to Sections 8.1 and 8.2 above to such
                                     ------------     ---
               unaudited consolidated and consolidating balance sheets);

                         (c) as soon as available and in any event within 90
               days after the end of each calendar year, a Form 10-K and a consolidating and consolidated balance sheet of the Company and the Subsidiaries as of the end of the year most recently ended and consolidated statements of income, retained earnings and cash flows of the Company and the Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, audited by and with the opinion of Arthur Andersen LLP or some other independent certified public accountants of recognized standing selected by the Company and acceptable to the Majority Banks, which opinion shall be unqualified except as to such matters as are acceptable to the Majority Banks ("Acceptable Audit Opinion");

                         (d) as soon as available and in any event within 90
               days after the end of the fiscal year of Standard Pacific Savings most recently ended, (i) an audited balance sheet, statements of income, retained earnings and cash flows of Standard Pacific Savings for such fiscal year, together with an Acceptable Audit

               Opinion; and (ii) unaudited balance sheets and statements of income of the Subsidiaries described in Schedule 8.10(d); all in reasonable detail and duly certified by the chief financial officer or the treasurer of the Company;

                         (e) at the time of the delivery of the financial
               statements described in (b), (c) and (d) above, a certificate of the chief financial officer or the treasurer of the Company stating that no event exists that is, or with the giving of notice and/or the passage of time would be, an Event of Default, or if such an event exists, stating the nature thereof and the action that the Company proposes to take with respect thereto;

                         (f) as soon as available and in any event within 45
               days after the end of each calendar year, a projected operating budget of the Company for the succeeding twelve months (which for 1997 will be in the form previously delivered to Agent); and including for each of the Company's real estate development projects for each quarter (a) the number of projected closings of Units, and (b) projected revenue (including the aggregate of all amounts projected to be generated from any source in connection with the sale of Units to the public);

                         (g)  [Intentionally Left Blank.]

                         (h)  [Intentionally Left Blank.]

                         (i) promptly upon the Company learning thereof, notice
               in writing of any action, suit or proceeding before any Governmental Authority which, if determined adversely to the Company or any Subsidiary, might reasonably be expected to have a Material adverse effect on the business, assets, operation or condition, financial or otherwise, of the Company or Subsidiary or could impair the ability of the Company to perform its obligations under the Loan Documents;

                         (j) such other information about the business, assets,
               operation or condition, financial or otherwise, of the

               Company or any Subsidiary, as each Bank may reasonably request from time to time;

                         (k) as soon as available and in any event within 45
               days after the end of each calendar quarter, a residential development summary substantially in the form previously submitted to each Bank;

                         (l) as soon as practicable, and in any event within
               forty-five (45) days after the end of each calendar quarter, monthly projections for the next succeeding twelve (12) month period of cash flow for the Company (except for the March 31 reporting which may be for the next succeeding 9 months), in the form previously delivered to each Bank;

                         (m) as soon as practicable, and in any event within
               forty-five (45) days after the end of each calendar quarter, reports showing the actual operating results for the calendar quarter most recently ended, in the form of the projected operating budget required under Section 8.10(f) above; and
                                               ---------------

                         (n) within forty-five (45) days after the end of each
               calendar quarter, a certificate of the Company's chief financial officer or treasurer, together with such backup infor mation as each Bank may reasonably require, demonstrating in reasonable detail that the Company was in compliance during the applicable period with the covenants set forth in Sections 8.1, 8.2, 8.13,
                                                      ------------  ---  ----
               8.17, 8.19, 8.23, 8.24, and 8.25.
               ----  ----  ----  ----      ----

                    8.11  Liens.  The Company shall not create, incur, assume or
                          -----
          allow to exist, or permit any Subsidiary to create, incur, assume or allow to exist, any lien of any nature upon or with respect to any property of the Company or any Subsidiary, whether now owned or hereafter acquired, except the following permissible liens:

                         (a) liens securing indebtedness existing on the date
               hereof and disclosed in the notes to the financial statements incorporated in the Form 10-K described in Section 7.6, but only
                                                          -----------
               to the extent of the indebtedness secured thereby and the property subject thereto on the date hereof and renewals, extensions or refundings thereof that do not increase the principal amount of in debtedness secured thereby or the property subject thereto;

                         (b) liens for taxes, assessments or governmental
               charges or levies to the extent that neither the Company nor any Subsidiary is required to pay the amount secured thereby under
               Section 8.3;
               -----------

                         (c) liens imposed by law, such as carrier's,
               warehouseman's, mechanic's, materialman's and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings, as long as the Company or Subsidiary, as the case may be, has established and maintains adequate reserves for the payment of the same and, by reason of nonpayment, no property of the Company or any Subsidiary is in danger of being lost or forfeited;

                         (d) liens on property located in the State of Texas
               which do not in the aggregate secure indebtedness exceeding $10,000,000 (provided that liens held by the Company or any Subsidiary, as lender, on properties in the State of Texas which are owned by the Company or any Subsidiary shall not be included in the $10,000,000 limitation specified above, and shall be permitted);

                         (e) purchase money liens upon or in any property
               acquired or held by the Company or any Subsidiary in the ordinary course of business, including, without limitation real property, to secure the purchase price of such property, or liens upon or in such property to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

                         (f) liens existing on purchase money property at the
               time of its acquisition;

                         (g)  leases of model units;

                         (h) liens on property owned by joint ventures with
               respect to which the Company or any Subsidiary is a partner;

                         (i) liens or assignments by the Company, Standard
               Pacific Financing, L.P. or Standard Pacific Financing, Inc. (or an operating limited partnership formed to perform the same functions as Standard Pacific Financing, Inc. in which the Company will have a 99% interest in allocations of profits, losses, distributions and credits) of mortgages made in connection with financing transactions entered into in the ordinary course of business;

                         (j) liens on property owned by Panel Concepts, Inc. to
               finance its operations in the ordinary course of business; and

                         (k) liens incurred in the ordinary course of business
               on property or assets owned by Standard Pacific Savings.

                    8.12  Prepayment of Indebtedness.  If an Event of Default
                          --------------------------
          has occurred and is continuing or an acceleration of the indebtedness evidenced by each Note has occurred, the Company shall not prepay the principal amount, in whole or in part, of any indebtedness other than
          (a) indebtedness owed to each Bank hereunder or under some other agreement between the Company and such Bank and (b) indebtedness which ranks pari passu with indebtedness evidenced by each Note which is or becomes due and owing whether by reason of acceleration or otherwise.

                    8.13  Bank Approval of Joint Ventures.  Neither the Company
                          -------------------------------
          nor any Subsidiary shall become a partner in a joint venture or any other partnership, other than the existing Subsidiaries, without the prior written approval of the Majority Banks, provided that the
                                                        ---------
          foregoing shall not apply to joint ventures and partnerships with respect to which the total amount of the net investment of the Company and all Subsidiaries does not exceed $15,000,000 in the aggregate.

                    8.14  Compliance with Laws and Other Requirements.
                          -------------------------------------------

                         (a) The Company shall comply, and cause each Subsidiary
               to comply, with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which might Materially adversely affect the business or financial condition of the Company or any Subsidiary.

                         (b) The Company shall comply, and cause each Subsidiary
               (to the extent they are so engaged) to comply, with all Material applicable Laws and other requirements relating to the development of each of its projects and the sale of units therein, and shall obtain, and cause each Subsidiary (to the extent they are so engaged) to obtain, all necessary Material authorizations, consents, approvals, licenses and permits of any Governmental Authority with respect thereto.

                    8.15  Change in Nature of Business.  The Company shall not
                          ----------------------------
          make, or permit any Subsidiary to make, any change in the nature of its or their respective businesses as carried on at the date hereof that is Material to the Company and Subsidiaries, taken as a whole, which has not been consented to by each Bank in writing. Neither the sale of Standard Pacific Savings nor the sale of Panel Concepts, Inc. will constitute a violation of this covenant.

                    8.16  Pension Plan.  The Company shall not enter into,
                          ------------
          maintain or make contributions to, or permit any Subsidiary to enter into, maintain or make contributions to, directly or indirectly, any Plan that is subject to Title IV of ERISA.

                    8.17  Dividends and Subordinated Debt.  The Company shall
                          -------------------------------
          not declare or pay any dividend on, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property or obligations, or pay all or any part of any Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of any Subordinated Debt, or establish any sinking fund, reserve or like set aside of funds or other property for the redemption, retirement or repayment of all or any part of any Subordinated Debt, except (so long as no Event of Default has occurred
                             ------
          and is continuing):

                         (a) the Company may make payments in respect of any
               Subordinated Debt as and when required by the terms thereof, but in any event not more than 90 days in advance of the due date thereof; provided, however, that the Company may prepay
                        --------  -------
               Subordinated Debt at any time from the proceeds of indebtedness issued by the Company following the Closing Date so long as the maturity date of all such indebtedness is at least one year beyond the Maturity Date;

                         (b) the Company may declare and pay dividends in any
               calendar quarter so long as (i) at the time each such dividend is declared the Consolidated Tangible Net Worth requirement of
               Section 8.1 remains satisfied and any such dividend would not
               -----------
               cause Section 8.1 to be violated and (ii) all such dividends paid
                     -----------
               in such calendar quarter do not in the aggregate exceed the sum of (A) $1,000,000, plus (B) 50% of the amount by which the
                                  ----
               cumulative net income (without deduction for net losses) of the Company for the preceding calendar quarter exceeds $1,000,000; and

                         (c) the Company may from time to time repurchase shares
               of its capital stock for an amount not to exceed $25,000,000 in the aggregate.

                    8.18  Disposition of Properties.  The Company shall not, and
                          -------------------------
          shall not permit the Subsidiaries to, sell, assign, exchange, transfer, lease or otherwise dispose of any of their respective properties (whether real or personal), other than properties sold, assigned, exchanged, transferred, leased or otherwise disposed of for fair value and in the ordinary course of business or properties transferred to the Company or a Subsidiary pursuant to the dissolution of a Subsidiary permitted under Section 8.4, or properties with an
                                          -----------
          aggregate value which does not exceed $2,500,000 in any one year; provided, however, any transfer of the respective properties of
          --------  -------
          Standard Pacific Savings and Panel Concepts, Inc. shall be permitted and shall not be counted toward the limitation in this covenant.

                    8.19  Limitation on New Operating Subsidiaries or
                          -------------------------------------------

          Affiliated Partnerships.  Without the prior written consent of each
          -----------------------
          Bank, the Company shall not form, acquire, or permit to exist, or transfer any of the business of the Company or any Subsidiary or Affiliated Partnership to, any new Subsidiaries or Affiliated Partnerships not in existence as of the date hereof, except as contemplated by Sections 8.11(i), 8.13, 8.20 and 8.21; provided,
                          ----------------  ----  ----     ----  --------
          however, the Company may form or acquire new Subsidiaries or
          -------
          Affiliated Partnerships without such consent if the aggregate capital contributions to such Subsidiaries or Affiliated Partnerships in any single year shall not at any time exceed $2,500,000 in the aggregate. Upon the formation of any new Subsidiary or Affiliated Partnership, the Company shall provide the Banks with a revised Exhibit "F" to this Agreement, which revised exhibit shall be effective for all purposes under this Agreement upon such formation.

                    8.20  Operating Subsidiaries of Panel Concepts, Inc.  Panel
                          ----------------------------------------------
          Concepts, Inc. may form one or more new operating Subsidiaries (owned by Panel Concepts, Inc.) following the date hereof, provided that (i) the aggregate capital contributions to any Subsidiary of Panel Concepts, Inc. shall not at any time exceed $100,000.00, and (ii) the aggregate capital contributions to all Subsidiaries of Panel Concepts, Inc. shall not at any time exceed $500,000.00 in the aggregate.

                    8.21  Maintenance of General Liability, Workers Compensation
                          ------------------------------------------------------
          and Subsidence Insurance.  The Company has previously formed The
          ------------------------
          Boston Casualty Co. Ltd. in order to provide the Company with general liability, workers compensation and subsidence insurance policies.
          The parties hereto agree that the following terms, covenants and conditions shall apply to The Boston Casualty Co. Ltd. and all policies issued by The Boston Casualty Co. Ltd.:

                         (a) Other than its initial capital contribution of
               $1,000,000 and to comply with future minimum capital requirements for The Boston Casualty Co. Ltd., the Company shall not, without the prior written consent of the Majority Banks (which consent shall not to be unreasonably and arbitrarily withheld), make any additional capital contributions, payments or other transfers of funds to The Boston Casualty Co. Ltd. or any entity under its control or under the joint control of the Company and The Boston Casualty Co. Ltd., other than payments of insurance premiums which are reasonable and standard for the industry in light of the claims experience or reasonably expected claims experience of the Company and The Boston Casualty Co. Ltd., so long as such contributions, payments or other transfers of funds would not otherwise cause an Event of Default. Insurance premiums may be paid only for the permitted types of insurance coverage and reinsurance policies described in Sections 8.21(c)
                                                              ----------------
               and 8.21(d) below.
                   -------

                         (b) The Boston Casualty Co. Ltd. shall insure only the
               Company, Subsidiaries and, directly or indirectly, non-commercial consumers of Units and no other Person; provided, however, that
                                                       --------  -------
               "additional insureds" may appear in policies under which the Company or any Subsidiary is the primary insured.

                         (c) The policies of insurance to be provided by The
               Boston Casualty Co. Ltd. to the Company and/or Subsidiaries shall be limited to general liability, workers compensation, product warranty and subsidence insurance only, unless the Majority Banks otherwise consent in writing (which consent shall not be unreasonably and arbitrarily withheld).

                         (d) The Company and/or any Subsidiary may obtain, prior
               to the expiration of its current insurance policies, and thereafter may maintain, insurance coverage and reinsurance policies through The Boston Casualty Co. Ltd. with respect to the types of insurance specified in subparagraph (c) above, and the Company and Subsidiaries shall promptly notify each Bank of any Material increases to their exposure retained by The Boston Casualty Co. Ltd. as a result of this new insurance structure and any renewals of these policies; provided, however, that such
                                               --------  -------
               notification shall not be required with respect to any increase in exposure that is within the level of self-insurance that is reasonable and standard for the homebuilding industry.

                         (e) Any Material failure by the Company (which failure
               is not cured within 30 days after written notice from the Banks to the Company) to observe or perform, or any Material failure (which failure is not cured within 30 days after written notice from the Banks to the Company) to cause The Boston Casualty Co. Ltd. to observe or perform, any of the terms, agreements, or conditions contained in this Section 8.21, shall
                                                           ------------
               constitute an Event of Default, and allow the Banks to exercise all rights and remedies specified in Section 9.2 of this
                                                    -----------
               Agreement, or otherwise available under applicable Law.

                    8.22  Transfers to Saddleback Inns of the Americas.  The
                          --------------------------------------------
          Company acknowledges that the Banks shall not at this time require Saddleback Inns of the Americas to execute and deliver to the Banks a Guaranty of the Obligations. Notwithstanding the immediately preceding sentence, in the event that the Company or any Subsidiary transfers assets to Saddleback Inns of the Americas which in the aggregate exceed $50,000.00, the Company hereby agrees to cause Saddleback Inns of the Americas to execute and deliver to the Banks a Guaranty in the form (other than as to the identity of the Guarantor) of Exhibit "D" hereto. For the purposes of this Section 8.22, a
                                                           ------------
          transfer of assets by the Company or any Subsidiary to Saddleback Inns of the Americas shall be deemed to be a transfer in excess of $50,000.00 if the amount of such transfer, when combined with all previous transfers of assets by the Company or any Subsidiary to Saddleback Inns of the Americas on or after the date hereof, exceeds $50,000.00 in the aggregate.

                    8.23  Management.  The Company shall at all times, unless
                          ----------
          each Bank otherwise agrees, maintain in senior management positions at the Company at least three (3) of the following individuals: Arthur Svendsen, Stephen Scarborough, Scott Stowell and Andrew Parnes.

                    8.24  Investments in Standard Pacific Savings.  The Company
                          ---------------------------------------
          shall not, and shall not permit any Subsidiary to, at any time, without the prior written consent of the Majority Banks, which consent will not be unreasonably withheld, make any Investment in Standard Pacific Savings, if at the time of such Investment or as a result of such Investment, the aggregate of all Investments by the Company and its Subsidiaries in Standard Pacific Savings exceed or would exceed the sum of:

                    (i) the amount of the Company's and its Subsidiaries'

          Investment in Standard Pacific Savings, as of June 30, 1993, plus
                                                                       ----

                    (ii) 5% of the Company's Consolidated Tangible Net Worth at the time of the proposed Investment, plus
                                               ----

                    (iii) the amount of all dividends and distributions paid by Standard Pacific Savings to the Company as a shareholder after June 30, 1993;

     provided, however, that in the event of the creation of, or change in, any
     --------  -------
     applicable law, rule, regulation, official interpretation thereof or official directive after the date hereof which has the effect of increasing the capital maintenance, net worth or similar regulatory requirements applicable to Standard Pacific Savings to maintain its Well Capitalized rating from the Office of Thrift Supervision, the Company and its subsidiaries may, without the prior written consent of the Majority Banks, make an Investment or Investments in Standard Pacific Savings for the purpose of causing Standard Pacific Savings to meet such regulatory requirements. All calculations required to be made pursuant to this
     Section 8.24 shall be based upon information derived from quarterly
     ------------
     financial statements for the quarter immediately preceding the date of any such calculations; provided, however, that by doing so the Company confirms
                        --------  -------
     that no event has occurred following the date of such quarterly financial statements which would require a Material downward adjustment of such calculations, and if such an event has occurred, such calculations shall be adjusted to reflect the same.

          8.25  Total Borrowing Base Home Building Indebtedness Not to Exceed
                -------------------------------------------------------------
Borrowing Base.  The Company shall not permit the Total Borrowing Base Home
--------------
Building Indebtedness to at any time exceed the Borrowing Base.


ARTICLE 9:  EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT.
            -------------------------------------------

          9.1  Events of Default. The occurrence of any one or more of the
               -----------------
following events shall constitute an Event of Default hereunder:

               (a) failure to pay within 15 days after the date when due the principal of each Note or any portion thereof or any interest thereon; or

               (b) failure to pay any fee or any other amount payable by the

     Company or any Subsidiary under the Loan Documents within 15 days after the date when due; or

               (c) failure to perform or observe any other Material term, covenant or agreement contained in any Loan Document on the Company's or any Subsidiary's part to be performed or observed (except that with respect to a failure of the Company or The Boston Casualty Co. Ltd. to observe or perform any term, agreement or condition contained in Section 8.21, the
                                                           ------------
     cure period shall be as specified in Section 8.21(e)); or
                                          ---------------

               (d) any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any Loan Document proves to have been incorrect when made in any respect that is Materially adverse to the interests of any Bank under the Loan Documents; or

               (e) the occurrence of any default under any other agreement between the Company and any Bank, including without limitation, the failure to pay when due (or within any stated grace period) the principal or any principal installment of, or any interest, on any present or future indebtedness for borrowed money owed by the Company to any Bank; or

               (f) the Company, any Subsidiary or any Guarantor (except as provided in Section 8.4 with respect to Subsidiaries) is dissolved or
                 -----------
     liquidated or all or substantially all of the assets of the Company are sold or otherwise transferred or encumbered without the prior written consent of each Bank; or

               (g) the Company, any Subsidiary or any Guarantor is the subject of an order for relief by any bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Company, Subsidiary or Guarantor and the appointment continues undischarged or unstayed for 60 days; or institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to it or to all or any part of its property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of the Company, Subsidiary or Guarantor and continues undismissed or unstayed for 45 days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any part of the property of the Company, any Subsidiary or any Guarantor and is not released, vacated or fully bonded within 45 days after its issue or levy; or

               (h) the Majority Banks have reasonably determined that a Material adverse change has occurred since the date hereof in the operations, business or financial condition of the Company and the Subsidiaries taken as a whole, and 15 calendar days have elapsed since the date that notice of such determination is given to the Company; or

               (i) the Company, any Subsidiary or any Guarantor shall (i) fail to pay any indebtedness to any other Person or any interest or premium thereon, when due (whether by Scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness, or (ii) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument relating to any such indebtedness, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

               (j) without the prior written consent of each Bank, any Subsidiary that is a partner or venturer in a partnership or joint venture shall withdraw as a partner or venturer in any partnership or joint venture, unless (i) none of the Banks has made any loans or extended any credit accommodations to any such partnership or joint venture, and (ii) the aggregate net investment of the Company and any Subsidiary in such partnership or joint venture does not exceed $15,000,000; or

               (k) any Guarantor shall reject or disaffirm its Guaranty, or otherwise notify the Agent that it does not intend the Guaranty or its liability thereunder to apply to any one or more future Borrowings or other Obligations;

     or

               (l) any Borrowing Base Certificate proves to have been incorrect in any Material respect when delivered to the Agent.

          9.2  Remedies Upon Event of Default.
               ------------------------------

               (a) Upon the occurrence of any Event of Default: (i) all obligations of the Banks and all rights of the Company under the Loan Documents will terminate without notice to or demand upon the Company, which are expressly waived by the Company; (ii) each Bank may declare the unpaid principal of its own Note (or Notes), all interest accrued and unpaid thereon and its Pro Rata Share of all other amounts payable under the Loan Documents to be due and payable 10 days after demand, whereupon the same shall be due and payable 10 days after demand without protest, presentment, notice of dishonor or further notice or demand of any kind, all of which are expressly waived by the Company; (iii) the Company shall immediately pay to Agent an amount (the "L/C Obligations Amount") equal to the aggregate outstanding L/C Obligations; and (iv) all consent and approval rights will be based solely upon the aggregate unpaid principal amount of the Loans by each Bank then outstanding.

               (b) Upon acceleration, each Bank may, without notice to or demand upon the Company, which are expressly waived by the Company, proceed to protect, exercise and enforce its rights and remedies under the Loan Documents and such other rights and remedies as are provided by law or equity in such order and manner as such Bank may determine in its sole discretion, and all payments received by each Bank shall be applied by such Bank in such order and manner as such Bank may determine in its sole discretion. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of any rights or remedies of any Bank hereunder or under law. The rights, powers and remedies of each Bank provided herein and in each Note are cumulative and not exclusive of any right, power or remedy provided by law or equity.

               (c) Upon receipt of the payment of the L/C Obligations Amount, the Agent shall deposit such funds in an interest-bearing cash account (the "Cash Account") in the name of the Company maintained with the Agent as to which the Company shall have no right of withdrawal except as provided below. The Agent shall apply amounts on deposit in the Cash Account against draws on the outstanding Letters of Credit as such draws are made. Upon expir ation of all Letters of Credit and payment in full of all draws thereunder and all outstanding Loans, the amounts then on deposit in the Cash Account and any interest accrued thereon shall then be returned to the Company.

          9.3  Notice of Default.  The Banks will refrain from exercising their
               -----------------
default rights and remedies (whether hereunder or under any Loan Document) arising as a result of the occurrence of an Event of Default under Sections 7.3,
                                                                   -------------
8.5, 8.6 and 8.14 of this Agreement for a period of 15 days after notice of such
--------     ----
Event of Default has been given by the Agent to the Company during which the Company may cure such default. Provided, however, any Bank may, during such period, immediately ter minate further Loans and all rights of the Company and obligations of such Bank under the Loan Documents. Provided further, that such rights and obligations, including, without limitation, obligations to make Loans, shall be reinstated upon timely cure by the Company. Provided further, that no Bank will be required to give such notice or delay in exercising its default rights and remedies for any period of time if the Company knowingly failed to immediately give the Agent the statement provided in Section 8.10(a).
                                                               ---------------


ARTICLE 10:  THE AGENT.
             ---------

          10.1 Appointment and Authorization.  Each Bank hereby irrevocably
               -----------------------------
appoints, designates and authorizes the Agent to take such action in its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          10.2 Delegation of Duties.  The Agent may execute any of its duties
               --------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          10.3 Liability of Agent.  None of the Agent-Related Persons shall:
               ------------------

               (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or

               (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder.

No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

          10.4 Reliance by Agent.
               -----------------

               (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of each Bank as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of each Bank and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

               (b) For purposes of determining compliance with the conditions specified in Article 6, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

          10.5 Notice of Default.  The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by each Bank in accordance with
Article 9; provided, however, that unless and until the Agent has received any
           --------  -------
such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

          10.6 Credit Decision.  Each Bank acknowledges that none of the Agent-
               ---------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this

Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

          10.7 Indemnification.  Whether or not the transactions contemplated
               ---------------
hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligations of the Company to do so), pro rata, from and against any and all liabilities covered by any indemnification hereunder; provided,
                                                                  --------
however, that no Bank shall be liable for the payment to the Agent-Related
-------
Persons of any portion of such liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

          10.8 Agent in Individual Capacity.  BofA and its Affiliates may make
               ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. Each Bank acknowledges that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to it. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

          10.9 Successor Agent.  The Agent may resign as Agent upon 30 days'
               ---------------
notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks upon the written consent of the Company and the Banks (which consents shall not be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint a successor agent from among the Banks upon the written consent of the Company and the Banks (which consents shall not be unreasonably withheld). Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

          10.10 Withholding Tax.
                ---------------

               (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                    (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                    (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

               Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank in accordance with Section 11.6, such Bank agrees to notify the Agent of the
                     ------------
     percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

               (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank in accordance with Section 11.6, such Bank agrees
                                                 ------------
     to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

          10.11 Collateral Matters.
                ------------------

               (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any collateral.

               (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company of any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by all the Banks. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of collateral.

               (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

          10.12 Performance by the Agent.  In the event that the Company shall
                ------------------------
default in or fail to perform any of its obligations under the Loan Documents, which default is not cured within any applicable cure period, the Agent shall have the right, but not the duty, without limitation upon any of the Agent's or the Banks' rights pur suant thereto, to perform the same, and the Company agrees to pay to the Agent within five (5) Banking Days after demand, all reasonable costs and expenses incurred by the Agent in connection therewith, including without limitation reasonable Attorney Costs, together with interest thereon from the date which is 5 Banking Days after demand until paid at a rate per annum equal to the Reference Rate plus 3%.
                                  ----

          10.13 Actions.  The Agent shall have the right to commence, appear in,
                -------
and defend any action or proceeding purporting to affect the rights or duties of the Banks hereunder or the payment of any funds, and in connection therewith the Agent may pay necessary expenses, employ counsel, and pay Attorney Costs. The Company agrees to pay to the Agent, within 5 Banking Days after demand, all reasonable costs and expenses incurred by the Agent in connection therewith, including without limitation reasonable Attorney Costs, together with interest thereon from the date which is 5 Banking Days after demand until paid at a rate per annum equal to the Reference Rate plus 3%.
                                      ----

          10.14 Co-Agent.  Notwithstanding anything contained herein which may
                --------
be construed to the contrary, the Co-Agent shall not exercise any of the rights or have any of the responsibilities of the Agent hereunder, or any other rights or responsibilities other than its rights and responsibilities as a Bank hereunder.


ARTICLE 11:  MISCELLANEOUS.
             -------------

          11.1 Amendments and Waivers.  No amendment or waiver of any provision
               ----------------------
of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver of consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver,
                                      --------  -------
amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

               (a) increase or extend the Commitment of any Bank, unless such Bank has consented thereto in writing;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

               (e) amend the definitions of Borrowing Base or Majority Banks or Sections 3.5 or 3.6;
     -------------------

               (f) amend this Section or any provision herein providing for consent or other action by all Banks;

               (g) discharge any Guarantor, or release any Material portion of any collateral except where the consent of the Majority Banks only is specifically provided for; or

               (h) amend, or perform any act pursuant to, any provision herein expressly requiring the consent of each Bank;

and, provided further, that no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document. Each Bank shall bear its Pro Rata Share of all costs and expenses incurred in any amendment, waiver or consent pursuant to this Agreement. Notwithstanding the definition of "Majority Banks", or anything else contained herein which may be construed to the contrary, in determining whether all Banks shall have voted for the matters specified in subparagraph (d) above, or any other matter which the Agent reasonably determines affects only the Revolving Loans, only those Banks which retain a Commitment to make Revolving Loans (and not simply have a portion of the Term Loan owed to them) may vote or otherwise consent to any particular action or inaction which affects only the Commitments or the Revolving Loans.

          11.2 Costs, Expenses and Taxes.  The Company shall pay on demand the
               -------------------------
reasonable costs and expenses of the Agent and the Banks in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver and enforcement of the Loan Documents and any matter related thereto and any litigation or dispute with respect thereto (including any bankruptcy or similar proceedings), including without limitation attorney's fees and disbursements; provided, however, the Company shall not be liable for any expenses of any Bank
--------  -------
other than BofA (for itself and as Agent) in connection with the negotiation and preparation of the Loan Documents (provided further, that the immediately
                                   ----------------
preceding proviso shall not be deemed to limit the right of each Bank to payment from the Company of all reasonable costs and expenses incurred by each Bank as aforesaid in connection with any and all future administration, amendments, waivers, enforcement actions, litigation, negotiations and other actions or matters [other than assignments or participations with respect to which the only amounts payable shall be the processing fee owing pursuant to Section 11.6(a)] relating to the Loans and Loan Documents). Any amount payable to the Agent and the Banks under this Section 11.2 shall, from the date of demand for payment,
                     ------------
and any other amount payable to the Agent under the Loan Documents which is not paid when due or within any applicable grace period shall, thereafter, bear interest at the rate in effect under each Note with respect to Reference Rate Borrowings.

          11.3 No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          11.4 Payments Set Aside.  To the extent that the Company makes a
               ------------------
payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subse quently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar proceeding relating to or affecting creditors' rights generally or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.

          11.5 Successors and Assigns.  The provisions of this Agreement shall
               ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank, and no Bank may assign or transfer any of its rights or obligations under this Agreement except in accordance with
Section 11.6.
------------

          11.6 Assignments, Participations, etc.
               ---------------------------------

               (a) Any Bank may, with the written consent of (i) the Company at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld) and (ii) the Agent (which consent shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an affiliate of such Bank) which have not been a party to any Material litigation with the Agent or the Company (each an "Assignee") all, or any
                                                        --------
     ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in an initial minimum amount of $15,000,000 and in minimum amounts of $5,000,000 after the first assignment; provided, however, that (A) each Bank (including each Eligible
                 --------  -------
     Assignee) must retain a Commitment of not less than $15,000,000 after giving effect to such assignment (except for the Banks which act as the Agent and Co-Agent, respectively, which each must retain a Commitment of not less than $25,000,000), and (B) the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (1) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (2) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit "H" ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (3) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $5,000. All costs and expenses incurred by an assigning Bank in such assignment shall be borne by such Bank.

               (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to and received the consent of the Company with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

               (c) Within five Banking Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with Section 11.6(a)), the Company shall execute
                                   ---------------
     and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
                    --- -----

               (d) Any Bank may, with the written consent of (i) the Company at all times other than during the existence of an Event of Default (which consent shall be at the Company's sole and absolute discretion) and (ii) the Agent (which consent shall not be unreasonably withheld), at any time sell to one or more commercial banks or other Persons not Affiliates of the

     Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided,
                                                                       --------
     however, that (A) the originating Bank's obligations under this Agreement
     -------
     shall remain unchanged, (B) the originating Bank shall remain solely responsible for the performance of such obligations, (C) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (D) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such
            ----- -------    ------------
     participation, the Participant shall be entitled to the benefit of Sections
                                                                        --------
     4.5, 4.7 and 11.12 as though it were also a Bank hereunder, and, if amounts
     --------     -----
     outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement. Each Bank understands and acknowledges that the Company does not presently intend to permit the sale of participations to Participants pursuant to this subparagraph (d), and will not likely consent to any such request of any Bank during the term of this Agreement.

               (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the
     --------  -------
     request or pursuant to any
     requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

               (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable Law.

          11.7 Set-off.  In addition to any rights and remedies of the Banks
               -------
provided by Law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final excluding the Company's customer trust accounts) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to the Banks, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such set-off and application.

          11.8 Automatic Debits.  With respect to any principal or interest
               ----------------
payment, commitment fee or usage fee due and payable to the Agent or the Banks under the Loan Documents, the Company hereby irrevocably authorizes the Agent to debit any deposit account of the Company with BofA (excluding the Company's customer trust accounts), and hereby agrees to irrevocably direct in writing the holder of any deposit account to debit any deposit account of the Company (excluding the Company's customer trust accounts), in amounts specified by the Agent from time to time such that the aggregate amount debited from all such deposit accounts does not exceed such payment, fee, other cost or expense. The Agent shall use its best efforts to give the Company advance notice of each debit, but failure of the Agent to give such notice shall not invalidate its authorization hereunder. If there are insufficient funds in such deposit accounts to cover the amount of the payment, fee, other cost or expense then due, such debits will be reversed (in whole or in part, in the Agent's sole discre tion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

          11.9 Notification of Addresses, Lending Offices, Etc.  Each Bank shall
               ------------------------------------------------
notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

          11.10 Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties of the Company contained herein or in any certificate or other writing delivered by or on behalf of the Company pursuant to any Loan Document will survive the making and repayment of the Loan and the execution and delivery of each Note, and have been or will be relied upon by each Bank, notwithstanding any investigation made by such Bank or on its behalf.

          11.11 Notices.  Except as otherwise provided herein or in each Note:
                -------

               (a) all notices, requests, demands, directions and other communications provided for hereunder and under each Note must be in writing and must be mailed, telecopied, delivered or sent by telex or cable to the appropriate party at the address set forth on the signature pages of this Agreement or, as to any party, at any other address as may be designated by it in a written notice sent to the other party in accordance with this Section 11.11, and
               -------------

               (b) if any notice, request, demand, direction or other communication is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mails with first class or airmail postage prepaid; if given by telecopier, when receipt is confirmed by the recipient; if given by cable, when delivered to the telegraph company with charges prepaid; if given by telex, when sent; or if given by personal delivery, when delivered.

          11.12 Indemnity by the Company.  The Company agrees to indemnify, save
                ------------------------
and hold harmless each Bank, the Agent and their directors, officers, agents, attorneys and employees (collectively the "indemnitees") from and against (a) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that the Person has or asserts against the Company or any officer, director or shareholder of the Company, and (b) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any indemnitee suffers or incurs as a result of the assertion of any such claim, demand, action or cause of action.

          11.13 Integration and Severability.  This Agreement and the other Loan
                ----------------------------
Documents comprise the complete and integrated agreement of the parties on the subject matter hereof and supersede all prior agreements, written or oral, on the subject matter hereof. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of the Loan Documents are declared to be severable.

          11.14 Counterparts.  This Agreement may be executed in any number of
                ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          11.15 No Third Parties Benefited.  This Agreement is made and entered
                --------------------------
into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

          11.16 Section Headings.  Section headings in this Agreement are
                ----------------
included for convenience of reference only and are not part of this Agreement for any other purpose.

          11.17 Further Acts by the Company.  The Company agrees, at its own
                ---------------------------
expense, to do such acts and execute and deliver such documents as any Bank from time to time reasonably requires for the purpose of carrying out the intention or facilitating the performance of the terms hereof.

          11.18 Time of the Essence.  Time is of the essence of the Loan
                -------------------
Documents.

          11.19 Governing Law.  The Loan Documents shall be governed by, and
                -------------
construed and enforced in accordance with, the internal laws of the State of California without regard to the conflict of law provisions thereof.

          11.20 Reference and Arbitration.
                -------------------------

               (a) In any judicial action between or among the parties, including any action or cause of action arising out of or relating to this Agreement or the Loan Documents or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. The parties shall designate to the court a referee or
                  -- ---
     referees selected under the auspices of the American Arbitration Association ("AAA") in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

               (b) Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

               (c) No provision of this Section 11.20 shall limit the right of
                                        -------------
     any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

          11.21 Effectiveness of this Agreement.  Notwithstanding anything
                -------------------------------
contained herein to the contrary, the effectiveness of this Agreement and the Banks' and the Agent's obligations hereunder are expressly conditioned upon satisfaction of all of the following conditions precedent (any one or more of which the Banks may waive in their sole discretion):

               (a) The Agent shall have received the following original executed documents (in form and substance satisfactory to the Agent and legal counsel for the Agent in sufficient number for the Agent and each Bank):

                    (i)  this Agreement;

                    (ii)  each Note;

                    (iii) the Guaranty and the Guaranty of the Subsidiary Letters of Credit;

                    (iv)  the Opinion of Counsel;

                    (v) a certified copy of resolutions of the board of directors of the Company authorizing the execution of the Loan Documents, together with an incumbency certificate executed by the corporate secretary of the Company;

                    (vi) a certified copy of resolutions of the board of directors of Standard Pacific of Texas, Inc. authorizing the execution of the Guaranty, together with an incumbency certificate executed by the corporate secretary of Standard Pacific of Texas, Inc.;

                    (vii) a Borrowing Base Certificate calculated as of September 30, 1996, showing the Company to be in compliance with Sections 3.6 and 8.25 hereof; and
          ---------------------

                    (viii) such other agreements, instruments and documents as any Bank shall reasonably request.

               (b) The Agent shall have received evidence satisfactory to the Agent and legal counsel to the Agent that the Company has been duly incor porated, validly exists and is in good standing under the laws of the State of Delaware, is duly qualified to do business as, and is in good standing as, a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, and has all requisite power and authority to conduct its business and to own and lease its properties.

          Within two (2) Banking Days following the date that this Agreement becomes effective, and subject to the satisfaction (or waiver by Agent in its sole discretion) of all applicable conditions to advances hereunder, Borrower authorizes and directs BofA to disburse sufficient funds under this Agreement to pay to each of the financial institutions specified on Schedule 11.21 hereto the amounts specified on Schedule 11.21 hereto (including any specified per diem) which are owing to each such financial institution under the credit facilities described in Schedule 11.21 hereto (herein, the "Terminated Credit Facilities"). Upon disbursement hereunder to repay the sums owing under the Terminated Credit Facilities, each of the Terminated Credit Facilities shall be deemed terminated and the Company shall have no further right to borrow any further sums thereunder, and Borrower agrees that it shall not request or receive any further advances or funds under any of such Terminated Credit Facilities. The financial institutions described in Section 11.21 hereto shall be deemed third party beneficiaries of the provisions of this paragraph regarding the termination of the Terminated Credit Facilities and may enforce the Company's agreements herein with respect thereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                          The Company:
                          -----------

                          STANDARD PACIFIC CORP.,  a Delaware corporation


                          By:
                               ------------------------------------

                               ------------------------------------
                                      [Printed Name and Title]


                          By:
                               ------------------------------------

                               ------------------------------------
                                      [Printed Name and Title]

                          Address for notices:

                          Standard Pacific Corp.
                          1565 West MacArthur Boulevard
                          Costa Mesa, California  92626
                          Attn:  Andrew H. Parnes
                          Telephone:  (714) 668-4300
                          Telecopier:  (714) 641-5570


                          The Banks:
                          ---------

                          BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                          ASSOCIATION, a national banking association

                          By:
                              ------------------------------------
                              Cynthia K. Hamilton, Vice President


                          Address for notices:

                          Bank of America National
                          Trust and Savings Association
                          5 Park Plaza, Suite 500
                          Irvine, California  92714-8525
                          Attn:  Ms. Cynthia K. Hamilton
                          Telephone:  (714) 260-5702
                          Telecopier:  (714) 260-5639


                          IBOR Lending Office:
                          Bank of America National Trust and Savings Association 5 Park Plaza, Suite 500
                          Irvine, California  92714-8525
                          Attn:  Ms. Edie Messerschmidt
                          Telephone:  (714) 260-5770
                          Telecopier:  (714) 260-5639


                          The Agent:
                          ---------

                          BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                          ASSOCIATION, a national banking association


                          By:
                               ------------------------------------
                               William D. Balfour III, Vice President


                          Address for notices:
                          (Agent's Payment Office)

                          Bank of America National
                          Trust and Savings Association
                          5 Park Plaza, Suite 500
                          Irvine, California  92714-8525
                          Attn:  Mr. William D. Balfour
                                 Vice President
                          Telephone:  (714) 260-5698
                          Telecopier:  (714) 260-5639

                                 EXHIBIT "A-1"

                                 REVOLVING NOTE
                                 --------------


$
 -----------------                                            ------------------
                                                              Irvine, California


          FOR VALUE RECEIVED, Standard Pacific Corp., a Delaware corporation (the "Company"), promises to pay to the order of __________________ ______________________________ ("Bank") the principal amount of
_________________________________ AND NO/100 DOLLARS ($___________), or such lesser aggregate amount of Revolving Loans as may be made pursuant to Bank's Commitment under the Fifth Amended and Restated Revolving Credit Agreement hereinafter described, payable as hereinafter set forth. Company promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

          Reference is made to the Fifth Amended and Restated Revolving Credit Agreement of even date herewith among Company and the Banks (the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Agreement. This is one of the Revolving Notes referred to in the Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

          The principal indebtedness evidenced by this Note shall be payable as provided in the Agreement and in any event on the Applicable Maturity Date (which shall be July 31, 1999, subject to possible extension as provided in Section 4.18 of the Agreement).

          Interest shall be payable on the outstanding daily unpaid principal amount of each Revolving Loan hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Agreement both before and after default and before and after maturity and judgment, with interest on overdue interest to bear interest at the rate set forth in Section 4.4 of the Agreement, to the fullest extent permitted by applicable Law.

                                SCHEDULE 11.21

          The amount of each payment hereunder shall be made to Bank at Agent's office located in Irvine, California, for the account of Bank, in lawful money of the United States of America and in immediately available funds not later than 11:00 a.m., California time, on the day of payment (which must be a Banking
Day). All payments received after 11:00 a.m., California time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. Bank shall use its best efforts to keep a record of Revolving Loans made by it and payments of principal with respect to this Note, and such record shall be presumptive evidence of the principal amount owing under this Note.

          Company hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of any holder's rights hereunder, including Attorney Costs, whether or not an action is filed in connection therewith.

          Company hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

          Assignment of this Note is subject to the consent of certain parties pursuant to Section 11.6 of the Agreement.

          This Note shall be delivered to and accepted by Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the internal Laws thereof without regard to the choice of law provisions thereof.

                          "Company"

                          STANDARD PACIFIC CORP., a Delaware corporation


                          By:
                               ------------------------------------

                               ------------------------------------
                                      [Printed Name and Title]


                          By:
                               ------------------------------------

                                SCHEDULE 11.21

                               ------------------------------------
                                      [Printed Name and Title]


                                SCHEDULE 11.21